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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Staples, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be held
on June 9, 2009

        The Annual Meeting of Stockholders of Staples, Inc. will be held at the offices of WilmerHale located at 60 State Street, Boston, Massachusetts on June 9, 2009 at 4:00 p.m., local time, to consider and act upon the following matters:

  (1)
  To elect twelve members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

  (2)
  To approve an amendment to the Amended and Restated 1998 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under the plan from 15,750,000 to 22,750,000.

  (3)
  To approve an amendment to the Amended and Restated International Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under the plan from 1,275,000 to 2,775,000.

  (4)
  To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year.

  (5)
  To act on a shareholder proposal regarding the reincorporation of Staples, Inc. in North Dakota.

  (6)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 13, 2009 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Kristin A. Campbell, Corporate Secretary
Framingham, Massachusetts April 27, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING THEIR STOCK OWNERSHIP IN STAPLES, INC. AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Stockholders on June 9, 2009

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Staples, Inc. ("we," "Staples" or the "Company") for use at the Annual Meeting of Stockholders ("2009 Annual Meeting" or the "Annual Meeting") to be held on June 9, 2009 beginning at 4:00 p.m., local time, at the offices of WilmerHale at 60 State Street, Boston, Massachusetts and at any adjournment or postponement of that meeting. On or about April 29, 2009, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (the "2008 fiscal year") and other information required by the rules of the Securities and Exchange Commission.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on June 9, 2009

        This proxy statement and our 2008 annual report are available for viewing, printing and downloading at www.proxyvote.com.

        You may request a copy of the materials relating to our annual meetings, including the proxy statement and form of proxy for our 2009 Annual Meeting and the 2008 annual report, at www.proxyvote.com or by sending an email to our Investor Relations department at investor@staples.com or by calling (800) 468-7751.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, approval of an amendment to our Amended and Restated 1998 Employee Stock Purchase Plan, approval of an amendment to our Amended and Restated International Employee Stock Purchase Plan, ratification of our independent registered public accounting firm, and consideration of one shareholder proposal. Stockholders may also consider such other business as may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, April 13, 2009, are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock at the meeting, or any postponement or adjournment of the meeting. Holders of shares of our common stock are entitled to one vote per share and all votes will be confidential.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in Staples as of the record date to be allowed into the meeting. You may obtain directions to the location of our 2009 Annual Meeting by writing, emailing or calling our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 715,182,661 shares of our common stock were outstanding and entitled to vote. Proxies that are received and marked as abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

        If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the proxy statement, the annual report and a proxy card or voting instruction card, as well as instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail.

        If you complete, sign and return your proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote (1) "for" the election of all director nominees (and any substitute nominees selected by our Board if any present nominees should withdraw) and "for" Proposals 2 through 4; (2) "against" Proposal 5; and (3) in their discretion as to all other matters which may be properly presented at the Annual Meeting.

        If the shares you own are held in "street name" by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of "non-discretionary" items, the shares that do not receive voting instructions will be treated as "broker non-votes."

	Discretionary Items		Non-Discretionary Items

•	Proposal 1 — Election of Directors	•	Proposal 2 — Amendment to Amended and
•	Proposal 4 — Ratification of Ernst & Young LLP as		Restated 1998 Employee Stock Purchase Plan
	our Independent Registered Public Accounting Firm	•	Proposal 3 — Amendment to Amended and Restated International Employee Stock Purchase Plan
		•	Proposal 5 — Shareholder Proposal regarding Reincorporation in North Dakota

        If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy over the Internet or by telephone?

        If you are a registered stockholder (meaning you hold your stock in your own name), you may submit a proxy over the Internet by following the instructions at www.proxyvote.com or by telephone by calling (800) 690-6903. Proxy submissions over the Internet or by telephone are valid under Delaware law. If your shares are held in "street name," you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone.

Can I change my proxy after I return my proxy card?

        Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

        Election of Directors.    A nominee will be elected as a director at the Annual Meeting if the votes cast "for" such nominee exceed the votes cast "against" such nominee, as long as the only director nominees are those individuals set forth in this proxy statement.

        Approval of the Amendment to Our Amended and Restated 1998 Employee Stock Purchase Plan.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the approval of the amendment to our Amended and Restated 1998 Employee Stock Purchase Plan.

        Approval of the Amendment to Our Amended and Restated International Employee Stock Purchase Plan.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the approval of the amendment to our Amended and Restated International Employee Stock Purchase Plan.

        Independent Registered Public Accounting Firm.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

        Shareholder Proposal.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the approval of the non-binding shareholder proposal described in this proxy statement. Because the shareholder proposal presents a non-binding resolution, we will not be required to take the requested action if the proposal is approved, although we will reevaluate our recommendation concerning the proposal if it is approved.

        A properly executed proxy marked "abstain" and any "broker non-vote" with respect to the election of a director, or any of the other matters listed above, will not be counted as votes cast on the election of the director or on such other matter, although they will be counted for purposes of determining whether there is a quorum.

Are there other matters to be voted on at the meeting?

        As of the date of this proxy statement, our Board does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

        Our Board encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

Solicitation

        All costs of soliciting proxies will be borne by Staples. We have engaged Broadridge Investor Communication Solutions to serve as the inspector of elections and to assist us with planning and organizational matters, along with certain ministerial services, in connection with the proxy solicitation process at a cost of approximately $5,000. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communication and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and we will reimburse them for their related out-of-pocket expenses.

Shareholder Proposals

        In accordance with our by-laws, stockholders must have given us advance written notice by March 11, 2009 in order for a stockholder to present a proposal or nominate a director candidate for election at our 2009 Annual Meeting, without including such proposal or nomination in our proxy statement. We did not receive any such proposals or nominations from our stockholders by such date. If a stockholder gives notice of a proposal or nomination after the March 11, 2009 deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the 2009 Annual Meeting.

        Stockholders who intend to present proposals at our 2010 Annual Meeting and desire to include such proposals in our proxy materials relating to that meeting should contact our Corporate Secretary. Such proposals must be received at our principal corporate offices at 500 Staples Drive, Framingham, Massachusetts 01702 not later than December 28, 2009 and must be in compliance with applicable laws and Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for possible inclusion in the proxy statement and form of proxy for our 2010 Annual Meeting.

        If a stockholder wishes to present a proposal or nominate a director candidate for election at our 2010 Annual Meeting and the proposal or nomination is not intended to be included in our proxy statement for such meeting, the stockholder must give us advance notice and provide the information required by our by-laws, including but not limited to, information regarding the identity of the stockholder or beneficial owner, their holdings in Staples securities, agreements or compensation relating to such nomination or matter, and any derivatives or other arrangements to mitigate risk or change voting power. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. For our 2010 Annual Meeting, our Corporate Secretary generally must receive such a notice at 500 Staples Drive, Framingham, Massachusetts 01702 not later than 90 days and no earlier than 120 days prior to the first anniversary of our 2009 Annual Meeting. However, if the date of our 2010 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not earlier than 120 days prior to the 2010 Annual Meeting and not later than the later of (i) the 90th day prior to the 2010 Annual Meeting and (ii) the tenth day following the day on which public announcement of the date of the 2010 Annual Meeting is made or notice for the 2010 Annual Meeting was mailed, whichever occurs first.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our proxy statement, annual report or notice of Internet availability of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751. If you want to receive separate copies of the proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, email or phone number.

Electronic Delivery of Stockholder Communications

        If you received a hard copy of your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as help us reduce our printing and mailing costs, by signing up to receive or access your stockholder communications via e-mail. To sign up for electronic delivery or access, visit www.proxyvote.com. Your electronic delivery or access enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the web site listed above. If you have questions about electronic delivery or access, please write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

Beneficial Ownership of Common Stock

        The following table sets forth the beneficial ownership of our common stock held as of April 13, 2009 (1) by each person who is known by us based on schedule 13G filings to beneficially own more than 5% of the outstanding shares of our common stock; (2) by each current director and nominee for director; (3) by each of the named executive officers listed in the Summary Compensation Table included elsewhere in this proxy statement; and (4) by all current directors and executive officers as a group:

Name of beneficial owner	Number of shares beneficially owned (1)		Number of shares acquirable within 60 days (2)	Percentage of common stock beneficially owned (3)
5% Stockholders (4)
FMR LLC (5) 82 Devonshire Street Boston, MA 02109	95,309,456		0	13.36%
Wellington Management Company, LLP (6) 75 State Street Boston, MA 02109	88,778,713		0	12.44%
Directors, Nominees for Director and Named Executive Officers
Basil L. Anderson	178,360	(7)	40,324	*
Arthur M. Blank	184,908		114,574	*
Mary Elizabeth Burton	38,364		189,949	*
Joseph G. Doody	258,852		533,609	*
Justin King	6,414		24,574	*
John J. Mahoney	257,091	(8)	1,319,065	*
Carol Meyrowitz	7,614		23,449	*
Michael A. Miles, Jr.	402,566		797,815	*
Rowland T. Moriarty	397,841	(9)	144,949	*
Robert C. Nakasone	271,977	(10)	189,949	*
Demos Parneros	306,297	(11)	552,458	*
Ronald L. Sargent	1,756,598	(12)	4,288,163	*
Elizabeth A. Smith	8,271		0	*
Robert E. Sulentic	6,883		24,574	*
Martin Trust	627,785	(13)	189,949	*
Vijay Vishwanath	7,014		31,324	*
Paul F. Walsh	141,669	(14)	189,949	*
All current directors and executive officers as a group (20 persons)	5,008,494		8,850,286	1.91%

*
Less than 1%

(1)
Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Amounts listed in this column do not reflect shares issuable upon the exercise of stock options available on April 13, 2009 or within 60 days thereafter.

(2)
Reflects shares issuable upon the exercise of stock options available on April 13, 2009 or within 60 days thereafter.

(3)
Number of shares deemed outstanding includes 715,182,661 shares of our common stock outstanding as of April 13, 2009 and any options for shares that are exercisable by such beneficial owner on April 13, 2009 or within 60 days thereafter.

(4)
Ownership percentages were obtained from schedule 13G filings and reflect the number of shares of common stock held as of December 31, 2008.

(5)
As set forth in Amendment 16 to Schedule 13G, filed on February 17, 2009, FMR LLC had, as of December 31, 2008, sole dispositive power with respect to all of the shares and sole voting power with respect to 4,136,451 shares. Fidelity Management Research Company, Strategic Advisers, Inc., Pyramis Global Advisors LLC, and Pyramis Global Advisors Trust Company, each a wholly owned subisidary of FMR LLC, are the beneficial owners of 90,736,645 shares, 18,583 shares, 367,600 shares and 2,093,928 shares, respectively. FIL Limited is the beneficial owner of 2,092,700 shares. The interest of Magellan Fund, an investment company registered under the Investment Company Act of 19470, as amended, amounted to 40,090,255 shares.

(6)
As set forth in Amendment No. 1 to Schedule 13G, filed on February 17, 2009, Wellington Management Company LLP had, as of December 31, 2008, shared dispositive power with respect to all of the shares and shared voting power with respect to 61,748,084 shares.

(7)
Includes 12,000 shares owned by Mr. Anderson's wife and 166,360 shares which have been pledged in a broker's margin account.

(8)
Includes 150,000 shares owned by the John Mahoney 2009 Qualified Annuity Trust.

(9)
Includes 35,235 shares owned by Dr. Moriarty's children, of which Dr. Moriarty disclaims beneficial ownership, and 82,500 shares owned by Dr. Moriarty's wife.

(10)
Includes 200,781 shares owned by NAK Staples GRAT LLC and 50,306 shares owned by the Robert C. Nakasone Trust.

(11)
Includes 2,454 shares that may be distributed from a 401(k) plan account.

(12)
Includes 654,887 shares owned by Sargent Partners LLC, 83,577 shares owned by Sargent Family LLC, 42,763 shares owned by Ronald L. Sargent Grantor, 19,313 shares owned by Jill Sargent Irrevocable Trust, 19,313 shares owned by Ronald L. Sargent Irrevocable Trust and 8,376 shares owned by Ronald L. Sargent Revocable Trust. Includes 6,906 shares owned by Sargent Family Foundation of which Mr. Sargent disclaims beneficial ownership. Also includes 2,544 shares that may be distributed from a 401(k) plan account.

(13)
Includes 142,984 shares owned by Windmill Bay Ventures, LLC. Also includes 1,462 shares owned by Trust Family Foundation, 25,624 shares owned by Diane Trust and 36,204 shares owned by 1999 MTDT Descendants' Trust, all of which Mr. Trust disclaims beneficial ownership.

(14)
Includes 247 shares held by Paul F. Walsh, IRA and 121,902 shares held by the Walsh Family Trust.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        The members of our Board are elected for a term of office to expire at the next annual meeting (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). Martin Trust will retire at the end of his term upon the election of directors at the 2009 Annual Meeting, at which time the Board of Directors will be reduced to 12 members. Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Basil L. Anderson, Arthur M. Blank, Mary Elizabeth Burton, Justin King, Carol Meyrowitz, Rowland T. Moriarty, Robert C. Nakasone, Ronald L. Sargent, Elizabeth A. Smith, Robert E. Sulentic, Vijay Vishwanath and Paul F. Walsh as directors for a term expiring at our 2010 Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a member of our Board. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our Board.

        Set forth below are the names and certain information with respect to each of the nominees to serve as a director of Staples.

Served as a Director Since
Basil L. Anderson, age 64 Served as an independent director of Staples since 1997 until we asked him to become our Vice Chairman from September 2001 until his retirement in March 2006. Mr. Anderson is also a director of Hasbro, Inc., CRA International, Inc., Becton, Dickinson and Company, and Moody's Corporation.	1997

Arthur M. Blank, age 66
Owner and Chief Executive Officer of the Atlanta Falcons, a National Football League team, since February 2002. Mr. Blank is also the owner and Chief Executive Officer of the Georgia Force, an Arena Football League team, since August 2004. Mr. Blank is also Chairman, President and Chief Executive Officer of AMB Group, LLC, a business management company, since February 2001. Mr. Blank is a co-founder of The Home Depot, Inc., a home improvement retailer, and served as its President from 1978 to 1997, its President and Chief Executive Officer from 1997 to 2000, a director from 1978 to 2001, and Co-Chairman of the Board from 2000 until his retirement in May 2001.	2001
Mary Elizabeth Burton, age 57 Ms. Burton served as Interim Chief Executive Officer of Zale Corporation, a specialty jewelry retailer, from January 2006 to July 2006 and as President and Chief Executive Officer from July 2006 to December 2007. Ms. Burton also has been the Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since 1992.	1993

Justin King, age 47
Chief Executive Officer and Chairman of the Operating Board of J. Sainsbury plc, a food retailer, since March 2004. Prior to that, Mr. King served as director of the food business unit at Marks & Spencer plc from March 2001 to March 2004.	September 2007

Carol Meyrowitz, age 55
President and Chief Executive Officer of The TJX Companies, Inc., a retailer of apparel and home fashions. Ms. Meyrowitz has been President of TJX since October 2005, Chief Executive Officer since January 2007 and a director since September 2006. Prior to that, Ms. Meyrowitz was President of The Marmaxx Group, the largest division of TJX, from January 2001 to January 2005, and was employed in an advisory role for TJX and consulted for Berkshire Partners L.L.C., a private equity firm, from January 2005 to October 2005. Ms. Meyrowitz is also a director of TJX Companies, Inc. and Amscan Holdings, Inc.	December 2007
Rowland T. Moriarty, age 62 Chairman of the Board of CRA International, Inc., a worldwide economic and business consulting firm, since May 2002. He has been President and Chief Executive Officer of Cubex Corporation, a privately-held consulting company, since 1992. From 1981 to 1992, Dr. Moriarty was a professor of business administration at Harvard Business School. Dr. Moriarty is also a director of Wright Express Corporation and Virtusa Corporation.	1986
Robert C. Nakasone, age 61 Chief Executive Officer of NAK Enterprises, L.L.C., a family-owned investment and consulting company, since January 2000. Prior to that, Mr. Nakasone served as Chief Executive Officer of Toys "R" Us, Inc., a retail store chain, from 1998 to 1999 and in other positions at that company from 1985 to 1998. Mr. Nakasone is also a director of Hormel Foods Corporation.	1986
Ronald L. Sargent, age 53 Chief Executive Officer of Staples since February 2002 and Chairman of the Board of Directors of Staples since March 2005. Prior to that, Mr. Sargent served in various positions at Staples since joining the company in 1989. Mr. Sargent is also a director of The Kroger Co. and Mattel, Inc.	1999

Elizabeth A. Smith, age 45
Avon Products, Inc.'s President since September 2007, and, prior to that, served as Avon's Executive Vice President, President North America and Global Marketing from September 2005 to September 2007, as well as Avon's Executive Vice President and Brand President from January 2005 to September 2005. Prior to joining Avon, she was with Kraft Foods, Inc. as Group Vice President and President U.S. Beverages and Grocery Sectors from January 2004 to November 2004. Before that she was Group Vice President, Kraft Foods, Inc. and President, U.S. Beverage, Desserts and Cereal from October 2002 to January 2004, and Executive Vice President and General Manager of the Beverage Division from September 2000 to October 2002.	September 2008

Robert E. Sulentic, age 52
Chief Financial Officer of CB Richard Ellis Group, Inc., a commercial real estate services company, since March 2009. Prior to then, he served as President, Development Services, Asia Pacific, Europe, Middle East and Africa of CB Richard Ellis Group, Inc. since December 2006. Mr. Sulentic has also served as the Chief Executive Officer of Trammell Crow Company, a commercial real estate services company, since October 2002 and following its acquisition by CB Richard Ellis Group in December 2006.	September 2007

Vijay Vishwanath, age 49
Partner at Bain & Company, a management consulting firm, since 1993. Mr. Vishwanath first joined Bain in 1986 and leads its consumer products practice. Prior to joining Bain, Mr. Vishwanath worked at Procter & Gamble.	March 2007
Paul F. Walsh, age 59 Mr. Walsh served as Chairman and Chief Executive Officer of eFunds Corporation, a transaction processing and risk management company, from September 2002 until eFunds was acquired by Fidelity National Information Services in September 2007. Mr. Walsh also has been the owner and Chief Executive Officer of PFW Management, LLC, a consulting company, since February 2008.	1990

        OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

 PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
1998 EMPLOYEE STOCK PURCHASE PLAN

        In March 2009, our Board adopted, subject to stockholder approval, an amendment to the Amended and Restated 1998 Employee Stock Purchase Plan (the "ESPP") to increase the total number of shares of common stock authorized for issuance under the ESPP by 7,000,000 shares from 15,750,000 shares to 22,750,000 shares.

        Since 1998, the ESPP has provided an important incentive to our employees to encourage broad based employee stock ownership in Staples. The continued ability for our associates to purchase shares under the ESPP helps us attract and retain associates who are expected to contribute to our long term growth and success. This is even more important to us after the acquisition of Corporate Express N.V. and its subsidiaries, as we include new associates under the ESPP. As of April 13, 2009, only 355,361 shares of common stock were available for issuance under the ESPP. If the proposed amendment to increase the number of shares under the ESPP is not approved, then we will not be able to completely fulfill the current offering and the ESPP will be terminated. The absence of a long standing, broad based equity plan might negatively impact recruitment and retention of present or future employees.

  Description of the ESPP

        Below is a brief summary of the ESPP. The full text of the ESPP, including the proposed amendment to increase the number of authorized shares, is attached as Appendix A to the electronic copy of the filing of this proxy statement with the Securities and Exchange Commission and may be accessed from our website (www.staples.com). In addition, a copy of the ESPP may be obtained from our Corporate Secretary. The following summary is qualified in its entirety by reference to the ESPP.

        General.    The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The ESPP permits associates of Staples or any designated subsidiary of Staples to purchase discounted shares of common stock from Staples in a series of one or more offerings. The ESPP is designed to encourage and assist associates of Staples and its designated subsidiaries in acquiring an equity interest in Staples through the purchase of Staples common stock.

        Eligibility.    With certain limited exceptions in the case of associates who hold a significant amount of stock of Staples or any subsidiary, all associates of Staples, including directors of Staples who are also associates, and all associates of any designated subsidiaries of Staples, are eligible to participate in the ESPP, provided that:

  •
  they are customarily employed by Staples or a designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

  •
  they have been employed by Staples or a designated subsidiary of Staples for at least 90 days prior to participation; and

  •
  they are associates of Staples or a designated subsidiary of Staples on the first day of the applicable offering period.

        Participation in the ESPP.    Participation in the ESPP is voluntary. As of April 13, 2009, Staples had approximately 41,980 associates (including those employed by designated subsidiaries of Staples) eligible to participate in the ESPP, and 10,914 of such associates already participated in the ESPP. Because each associate's participation in the ESPP is purely voluntary, the future benefits under the ESPP, as amended, are not yet determinable. However, based on historical participation rates, we expect the number of associates participating in the ESPP will increase due to our acquisition and integration of Corporate Express and its subsidiaries. The following table summarizes the number of shares purchased under the ESPP by designated individuals and groups since the ESPP's adoption in March 1998:

AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or Identification of Group	Title/Position	Dollar Value ($) (1)	Number of Shares Purchased (2)
Certain Nominees for Director and Named Executive Officers
Ronald L. Sargent	Chairman and Chief Executive Officer and nominee for Director	$398,548	19,347
John J. Mahoney	Vice Chairman & Chief Financial Officer	$398,548	19,347
Michael A. Miles, Jr.	President & Chief Operating Officer	$101,785	4,941
Joseph G. Doody	President, North American Delivery	$325,521	15,802
Demos Parneros	President, U.S. Retail	$320,371	15,552
Basil Anderson	Nominee for Director	$114,309	5,549
All current executive officers, as a group		$1,938,645	94,109
All current directors who are not executive officers, as a group		$114,309	5,549
All employees, including all current officers who are not executive officers, as a group		$317,129,563	15,394,639

(1)
Based upon the last sales price per share of Staples common stock ($20.60) on April 13, 2009, as reported on the NASDAQ Global Select Market.

(2)
The numbers have been adjusted to reflect stock splits since the ESPP was adopted for illustrative purposes only and do not reflect the actual number of shares purchased under the ESPP or currently owned by each individual. The number of shares actually purchased through the ESPP by Messrs. Sargent, Mahoney, Miles, Doody, Parneros and Anderson are 13,731, 13,731, 4,723, 11,964, 11,557, and 4,085, respectively.

        Other than Mr. Sargent, who is our Chief Executive Officer, and Mr. Anderson, who was employed by Staples until his retirement in March 2006, none of the nominees for directors, or any of their associates (as such term is used in the SEC's proxy rules and regulations), has purchased any shares under the ESPP. No person has received 5% or more of the total number of shares purchased by participants under the ESPP.

        Administration; Offering Periods.    Pursuant to the Compensation Committee charter, the Board has delegated authority for all equity and incentive plans, including the ESPP, to the Compensation Committee. Each of the Compensation Committee and the Board has the authority to make rules and regulations for the administration of the ESPP and its interpretations and decisions are final and conclusive. An offering period generally extends for six months; however, the Compensation Committee or the Board may, in its discretion, choose an offering period of 12 months or less for each offering and choose a different offering period for each offering. In addition, pursuant to the terms of the ESPP, our Committee on Employee Benefits has administrative authority under the plan. The ESPP also provides administrative authority to two officers of the Company, acting jointly, to engage in certain administrative tasks in connection with the implementation of the ESPP. However, such officers do not have the authority to increase the number of shares available under the ESPP.

        Payment of Purchase Price; Payroll Deductions.    An eligible associate may participate in the ESPP by filing with Staples a completed authorization for payroll deduction prior to the applicable offering commencement date authorizing Staples to deduct not more than 10% of their compensation during the offering period. The associate would then be deemed to have been granted an option on the applicable offering commencement date to purchase (1) the largest number of whole shares of common stock that does not exceed the number that is obtained by dividing (A) $12,500 by (B) the fair market value (as determined in accordance with the provisions of the ESPP) of common stock on the applicable offering commencement date, or (2) such other lower number of shares as determined by the Board or the Compensation Committee prior to the offering commencement date. If the offering is for any period other than six months, the $12,500 amount will be adjusted proportionately to reflect the length of the offering period. Under the terms of the ESPP, the option price is an amount equal to 85% of the lesser of the fair market value per share of Staples common stock on the first business day of an offering period or the last business day of such period.

        No associate may be granted an option under the ESPP if, immediately after the grant, the associate would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Staples or any of its subsidiaries. In addition, no associate may be granted an option under the ESPP which would give the associate the right to purchase stock under all of the stock purchase plans of Staples and its subsidiaries at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

        Merger.    The ESPP contains provisions addressing the consequences of a merger or consolidation of Staples or a sale of all or substantially all of Staples' assets.

        Termination or Amendment.    The Board may at any time modify, amend or terminate the ESPP in any respect, except where such modification or amendment would require approval by Staples' stockholders under Section 423 of the Code, in which case it may not be effected without such approval, and in no event may an amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Staples common stock acquired under the ESPP. This summary reflects an option price that is equal to 85% of the closing price of our common stock on the exercise date. This summary also assumes that the ESPP complies with Section 423 of the Internal Revenue Code. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Staples.    There will be no tax consequences to Staples except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

        In March 2009, our Board adopted, subject to stockholder approval, an amendment to the Amended and Restated International Employee Stock Purchase Plan (the "IESPP"), to increase the total number of shares of common stock authorized for issuance under the IESPP by 1,500,000 shares from 1,275,000 shares to 2,775,000 shares.

        Since 2000, the IESPP has provided an important incentive to our non-U.S. employees to encourage broad based employee stock ownership in Staples. The continued ability for our associates to purchase shares under the IESPP helps us attract and retain associates who are expected to contribute to our long term growth and success. This is even more important to us after the acquisition of Corporate Express and its subsidiaries which has expanded our international presence. As of April 13, 2009, only 14,028 shares of common stock were available for issuance under the IESPP. If the proposed amendment to increase the number of shares under the IESPP is not approved, then we will not be able to completely fulfill the current offering and the IESPP will be terminated. The absence of a long standing, broad based equity plan might negatively impact recruitment and retention of present or future employees.

Description of the IESPP

        Below is a brief summary of the IESPP. The full text of the IESPP, including the proposed amendment to increase the number of authorized shares, is attached as Appendix B to the electronic copy of the filing of this proxy statement with the Securities and Exchange Commission and may be accessed from our website (www.staples.com). In addition, a copy of the IESPP may be obtained from our Corporate Secretary. The following summary is qualified in its entirety by reference to the IESPP.

        General.    The IESPP is designed to encourage and assist associates of Qualified Subsidiaries (as defined below) in acquiring an equity interest in Staples through the purchase of Staples common stock. The IESPP operates in much the same way as the ESPP, an amendment to which is also being presented to our stockholders for approval, so that there is as much parity as possible in the plans offered to associates of Staples and those of its subsidiaries located outside of the United States. The IESPP permits associates of any non-U.S. subsidiary of Staples as of July 1, 2000, and of any other subsidiary designated by the Board or the Compensation Committee of Staples (each, a "Qualified Subsidiary"), including any director of Staples who is an associate of a Qualified Subsidiary, to purchase shares of common stock from Staples in a series of one or more offerings.

        Eligibility.    With certain limited exceptions in the case of associates who hold a significant amount of stock of Staples or any subsidiary, all associates of Qualified Subsidiaries, including directors of Staples who are also associates of any Qualified Subsidiaries, are eligible to participate in the IESPP, provided that:

  •
  they have been employed by the Qualified Subsidiary for at least 90 days prior to participation;

  •
  they are associates of the Qualified Subsidiary on the first day of the applicable offering period; and

  •
  they meet any other requirements imposed by the Board of Directors or the Compensation Committee.

        Participation in the IESPP.    Participation in the IESPP is voluntary. As of April 13, 2009, our Qualified Subsidiaries had approximately 2,345 associates eligible to participate in the IESPP. Because each associate's participation in the IESPP is purely voluntary, the future benefits under the IESPP are not yet determinable. However, based on historical participation rates, we expect the number of associates participating in the IESPP will increase due to our acquisition and integration of Corporate Express and its subsidiaries. The following table summarizes the number of shares purchased under the IESPP by designated individuals and groups (including all associates of the directors and executive officers included in the table) since the IESPP's adoption in March 2000:

AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or Identification of Group	Title/Position	Dollar Value ($) (1)	Number of Shares Purchased (2)
Named Executive Officers
Ronald L. Sargent	Chairman and Chief Executive Officer and nominee for Director	0	0
John J. Mahoney	Vice Chairman & Chief Financial Officer	0	0
Michael A. Miles, Jr.	President & Chief Operating Officer	0	0
Joseph G. Doody	President, North American Delivery	0	0
Demos Parneros	President, U.S. Retail	0	0
All current executive officers, as a group		0	0
All current directors who are not executive officers, as a group		0	0
All employees, including all current officers who are not executive officers, as a group		$25,976,023	1,260,972

(1)
Based upon the last sales price per share of Staples common stock ($20.60) on April 13, 2009, as reported on the NASDAQ Global Select Market.

(2)
The numbers have been adjusted to reflect stock splits since the IESPP was adopted.

        None of the nominees for director, or any of their associates (as such term is used in the SEC's proxy rules and regulations), has purchased any shares under the IESPP. No person has received 5% or more of the total number of shares purchased by participants under the IESPP.

        Administration; Offering Periods.    Pursuant to the Compensation Committee charter, the Board has delegated authority for all equity and incentive plans, including the IESPP, to the Compensation Committee. Each of the Compensation Committee and the Board has the authority to make rules and regulations for the administration of the IESPP and its interpretations and decisions are final and conclusive. An offering period generally extends for six months; however, the Compensation Committee may, in its discretion, choose an offering period of 12 months or less for each offering, choose a different offering period for each offering and begin additional offering periods to allow participation by associates of new Qualified Subsidiaries after an offering period has commenced. The Compensation Committee or the Board may, in its discretion, adopt or implement rules under the IESPP to comply with local jurisdictional laws or rules. Additionally, pursuant to the terms of the IESPP, our Committee on Employee Benefits has administrative authority under the plan. The IESPP also provides administrative authority to two officers of the Company, acting jointly, to engage in certain administrative tasks in connection with the implementation of the IESPP. However, such officers do not have the authority to increase the number of shares available under the IESPP.

        Payment of Purchase Price; Payroll Deductions.    An eligible associate may participate in the IESPP by enrolling, in such manner and at such time approved by the Compensation Committee, prior to the applicable offering commencement date and authorizing a payroll deduction of not more than 10% of their compensation during the offering period. The associate would then be deemed to have been granted an option on the applicable offering commencement date to purchase (1) the largest number of whole shares of Staples common stock that does not exceed the number that is obtained by dividing (A) $12,500 by (B) the fair market value (as determined in accordance with the provisions of the IESPP) of the common stock on the applicable offering commencement date, or (2) such other lower number of shares as determined by the Board or the Compensation Committee prior to the offering commencement date. If the offering is for any period other than six months, the $12,500 amount will be adjusted proportionately to reflect the length of the offering. Under the terms of the IESPP, the option price is an amount equal to 85% of the lesser of the fair market value per share of common stock on the first business day of an offering period or the last business day of such period. The Board or the Compensation Committee may permit direct contributions by associates instead of payroll deductions if it determines such action to be advisable, and on such terms as it deems advisable.

        No associate may be granted an option under the IESPP if, immediately after the grant, the associate would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Staples or any of its subsidiaries. In addition, no associate may be granted an option under the IESPP which would give the associate the right to purchase stock under all of the stock purchase plans of Staples and its subsidiaries at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. Options granted under the IESPP during an offering to all officers and directors of Staples may not equal or exceed 50% of the total options granted during such offering.

        Merger.    The IESPP contains provisions addressing the consequences of a merger or consolidation of Staples or a sale of all or substantially all of Staples' assets.

        Termination or Amendment.    The Board may at any time modify, amend or terminate the IESPP in any respect.

Certain Tax Consequences For Non-U.S. Participants

        The following is a general discussion of certain material U.S. federal tax consequences to a non-U.S. person who receives and exercises options to purchase shares of common stock under the IESPP, and who disposes of common stock following such exercise. Each non-U.S. participant in the IESPP should consult a tax advisor regarding the U.S. federal, state, local, estate, gift and all non-U.S. tax consequences of participating in the IESPP. This discussion does not consider, among other things, U.S. state and local or non-U.S. tax consequences. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect.

        As used in this discussion, the term non-U.S. participant means an individual participant in the IESPP who is not, for U.S. federal income tax purposes, a citizen or resident of the United States. As used in this discussion, the term non-U.S. holder means an individual beneficial owner of common stock who is not, for U.S. federal income tax purposes, a citizen or resident of the United States or otherwise subject to U.S. taxation on their worldwide income.

        An individual may generally be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of as a nonresident, if, among other things, such individual is physically present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on December 31 of that calendar year, counting all of the days physically present in the United Sates in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

        Receipt and Exercise of Option to Purchase Common Stock.    A non-U.S. participant generally will not be subject to any U.S. federal income tax or withholding tax upon the receipt of an option to purchase common stock under the IESPP. A non-U.S. participant generally will not be subject to any U.S. federal income tax or withholding tax upon the exercise of an option to purchase common stock under the IESPP.

        Gain on Disposition of Common Stock.    A non-U.S. holder generally will not be subject to any U.S. federal income tax or withholding tax on any gain recognized on a sale or other disposition of common stock, whether or not such disposition is deemed to be a "disqualifying disposition", unless, among other things: (i) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, in the event that an income tax treaty applies, is also attributable to a fixed base maintained by the non-U.S. holder in the United States; (ii) the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met; or (iii) the holder is subject to tax pursuant to U.S. federal income tax provisions applicable to certain U.S. expatriates.

        U.S. Estate Tax Consequences.    Common stock that is owned or is treated as owned by a non-U.S. holder at the time of death or was the subject of certain lifetime transfers by that individual will be included in that individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Tax Consequences to Staples.    There will be no U.S. federal income tax consequences to Staples in connection with transactions relating to the IESPP, except that Staples may be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 4 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent auditor since our inception. Although stockholder approval of the Audit Committee's selection of Ernst & Young LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

 PROPOSAL 5 — SHAREHOLDER PROPOSAL ON REINCORPORATION

        We have been advised that the following non-binding shareholder proposal will be presented at the Annual Meeting. The proposal will be voted on at the Annual Meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote. Following the shareholder proposal is our statement in opposition. We will provide promptly to stockholders the name, address and number of shares of our voting securities held by the proponent upon receiving an oral or written request.

        FOR THE REASONS SET FORTH BELOW IN OUR BOARD'S STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

        The text of the shareholder proposal and supporting statement appear below as received by us, and we assume no responsibility for its content or accuracy.

  — Beginning of Shareholder Proposal

5 — Reincorporate in a Shareowner-Friendly State

        Resolved: That shareowners hereby request that our board of directors take the necessary steps to reincorporate the Company in North Dakota with articles of incorporation that provide that the Company is subject to the North Dakota Publicly Traded Corporations Act.

Statement of John Chevedden

        This proposal requests that our board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our company were subject to the North Dakota act there would be additional benefits:

  •
  There would be a right of proxy access for shareowners who owned 5% of our Company's shares for at least two years.

  •
  Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

  •
  The board of directors could not be classified.

  •
  The ability of the board to adopt a poison pill would be limited.

  •
  Shareowners would vote each year on executive pay practices.

        These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly have the best governance system available.

        The SEC recently refused to allow shareowners a right of access to management's proxy statement. And Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses. Each of those rights is part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. As a North Dakota company our Company would also shift to cumulative voting, "say on pay," and other best practices in governance.

        Our Company needs to improve its governance:

  •
  Ronald Sargent, our CEO, was paid $11 million and served on four boards — Over-extension concern.

  •
  Basil Anderson served on 5 boards — Over-extension concern.

  •
  The chairmen of our key board committees each had 18 to 22 years tenure (independence concerns):

Paul Walsh	Audit Committee Chairman
Martin Trust	Executive Pay Committee Chairman
Robert Nakasone	Nominating Committee Chairman
  •
  Plus two additional directors had more than 15-years tenure:

    Mary Burton
    Rowland Moriarty

  •
  Mary Burton was designated as "Accelerated Vesting" director by The Corporate Library and nonetheless served on our Executive Pay Committee.

  •
  Our directors also served on boards rated "D" by The Corporate Library www.thecorporatelibrary.com, an independent investment research firm:

Ronald Sargent	Mattel (MAT)
Basil Anderson	Hasbro (HAS)
Basil Anderson	Moody's (MCO)
  •
  We had no shareholder right to:

    Call a special meeting in spite of our 67% supporting vote in 2008.

    Act by written consent.

    Cumulative voting.

    An Independent Chairman

        Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step. And reincorporation in North Dakota does not require a major capital investment or layoffs to improve financial performance.

        I urge your support for Reincorporating in a Shareowner-Friendly State.

        — End of Shareholder Proposal

 Board's Statement in Opposition

        The Board unanimously recommends AGAINST this proposal for the following reasons:

        We are committed to sound corporate governance.    We have, since our founding, sought to follow best practices in corporate governance in a manner that is in the best interest of our business and stockholders. We continually evaluate our business, the competitive landscape and corporate governance practices and have implemented changes to our corporate governance practices, both proactively and sometimes in direct response to the requests of our stockholders. A summary of our corporate governance practices is set forth under the heading "Corporate Governance." In the last several years, some of the highlights of what we have done include the following:

•	Declassified our Board structure so that all of our directors are elected annually	•	Eliminated supermajority provisions from our certificate of incorporation
•	Adopted a majority standard for uncontested director elections	•	Provided stockholders with the ability to call a special meeting if they own 25% or more of our outstanding common stock
•	Terminated our rights plan and adopted a policy providing that the Board can adopt a new one only under limited circumstances

        We have also received high scores and praise from independent third parties for our corporate governance practices. We have historically faired well in this area and expect to continue to do so in the future.

        Our stockholders could be harmed by the uncertain impact of reincorporating in North Dakota.    We do not believe reincorporating in North Dakota would benefit our stockholders. We have been subject to Delaware law since our incorporation in 1986 and do not have substantial ties to North Dakota. Delaware has a set of well-developed, comprehensive, and flexible corporate statutes which are updated to meet changing needs and are responsive to businesses and protective of stockholders. Approximately 15,000 other companies are also subject to Delaware law. Stockholders, businesses and capital markets are familiar with the requirements and interpretations under Delaware law, and its court system provides everyone with sufficient precedent and some predictability of outcomes. The North Dakota statute, in contrast, has only been in existence since April 2007. It appears that there are only four publicly traded companies that are incorporated in North Dakota and that no companies have elected to be subject to the new statute. Operating a business under a new untested law creates additional cost, uncertainty and inefficiency. Basic corporate actions would also need to be carefully analyzed, taking time from our management's focus on executing our business goals. The proposed change would result in increased costs across our business, uncertainty in our corporate actions for our shareholders and an ongoing inefficiency in our basic operations. The legal and regulatory environment in which our company operates is too important to change without fully understanding its impact.

        Reincorporating would be costly and require substantial time and effort.    Reincorporation would involve substantial expense and a great deal of time and effort from our management, all of which is better spent focusing on our business, particularly in this challenging economic environment. Generally, a corporation reincorporates by merging into a newly created entity. We would need to analyze the effect of such a structural change not only for Staples, Inc. but also for our numerous subsidiaries. We would have to review and evaluate the impact of such change on our vendor and customer agreements, leases, financing programs, technology licenses and government contracts. Additionally, if such a merger were to take place it could force us to renegotiate terms with third parties for any contracts that have merger restrictions. This may result in increased costs, terms which are not as favorable as those originally negotiated or other unexpected consequences. We would also incur administrative costs in reissuing stock certificates, obtaining consents and permits, filing additional approvals and reports and notifying appropriate counterparties. This diligence process and administrative execution would divert management's time and attention from important initiatives such as the integration of Corporate Express and would also be highly disruptive to the business. Any perceived enhancement of stockholder rights does not justify or outweigh the increased costs and efforts which may result if we reincorporate in North Dakota.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

 CORPORATE GOVERNANCE

        As mentioned above, we have a long history of being committed to following the best practices of corporate governance that are in the best interest of our business and all of our stockholders. You can learn more about our current corporate governance principles and review our Corporate Governance Guidelines, committee charters, Corporate Political Contributions Policy Statement and Code of Ethics at www.staples.com in the Corporate Governance section of the Investor Information portion of our web site. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, Securities and Exchange Commission and NASDAQ Stock Market. We will continue to modify our policies and practices to meet ongoing developments in this area. We have discussed many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights are:

  •
  Annual Election of Directors.  Our directors are elected annually for a term of office to expire at the next Annual Meeting (subject to the election and qualification of their successors).

  •
  Majority Voting.  Under our by-laws, in uncontested elections, our directors are elected if the votes cast "for" the director's election exceed the votes cast "against" the director's election. If an incumbent director in an uncontested election does not receive the required number of votes "for" his or her election, our Corporate Governance Guidelines provide that such incumbent director must tender his or her resignation from our Board. Our Board will respond to the resignation offer within 90 days following the applicable stockholder vote. Such response may range from accepting the resignation offer, to maintaining such director but addressing what our Board believes to be the underlying cause of the votes against such director, to resolving that such director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that our Board determines to be in the best interests of Staples and our stockholders. Our Board will consider all factors it deems relevant, such as any stated reasons why stockholders voted against such director, any alternatives for curing the underlying cause of the votes against such director, the length of service and qualifications of such director, such director's past and expected future contributions to Staples, our Corporate Governance Guidelines and the overall composition of our Board (including whether accepting the resignation would cause Staples not to satisfy any applicable Securities and Exchange Commission, NASDAQ Stock Market or other legal requirements). We will promptly publicly disclose our Board's decision regarding such director's resignation offer.

  •
  No Stockholder Rights Plan.  We do not currently have a stockholder rights plan in effect and are not considering adopting one. In response to our stockholders' request, our Board adopted a stockholder rights plan policy under which we will adopt a stockholder rights plan only if the plan has been approved by stockholders either in advance or within 12 months of its adoption by our Board.

  •
  No Supermajority Provisions in our Certificate of Incorporation.  Last year we removed all references requiring a supermajority vote under our certificate of incorporation.

  •
  Stockholders May Call Special Meetings.  Our by-laws provide that stockholders who own 25% or more of our outstanding stock may call special meetings. This recent change to our by-laws was in response to the stockholder vote on this issue at last year's annual meeting. Stockholders who wish to call special meetings must provide information regarding their holdings and interest in the proposals presented at the special meetings and also must meet certain procedural requirements which are further described in our by-laws.

  •
  Independent Lead Director and Required Meetings of Independent Directors.  We have a Lead Director, currently Arthur M. Blank, who is independent and is responsible for (1) assuring the independent directors meet in executive session typically after each board meeting, but in all circumstances at least twice each year, (2) facilitating communications between other independent directors and the Chairman of the Board and Chief Executive Officer, (3) chairing the annual performance review of our Chief Executive Officer and (4) consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent directors, upon the recommendation of the Nominating and Corporate Governance Committee. Our independent directors held separate meetings following each regularly scheduled meeting of our Board during 2008, and we expect they will continue to do so in subsequent years.

  •
  Committee Independence.  All members of our Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee are independent directors, and none of such members receives compensation from us other than for service on our Board of Directors or its committees.

  •
  Committee Authority.  Each of the Audit, Compensation, Nominating and Corporate Governance and Finance Committees has the authority to retain independent advisors, with all fees and expenses to be paid by Staples.

  •
  Audit Committee Policies and Procedures.  Under its charter, the Audit Committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accounting firm. In addition, the Audit Committee has caused us to adopt policies prohibiting (1) executive officers from retaining our independent registered public accounting firm to provide personal accounting or tax services and (2) Staples, without first obtaining the Audit Committee's approval, from filling an officer level position in the finance department with a person who was previously employed by our independent registered public accounting firm.

  •
  Audit Committee Financial Expert.  Our Board has determined that Mr. Sulentic is an audit committee financial expert under the rules of the Securities and Exchange Commission and is independent as defined by NASDAQ listing standards.

  •
  Independent Compensation Committee Consultant.  Under the Compensation Committee's charter, we are prohibited from engaging any independent advisor hired by the Compensation Committee.

  •
  No Dividends on Unvested Stock.  For all equity awards issued after January 2009, we have stopped providing for the payment of dividend equivalents on unvested shares.

  •
  Stock Ownership Guidelines.  Our stock ownership guidelines require our non-employee directors to own a minimum level of equity in Staples worth at least four times the annual Board cash retainer (currently $75,000), or $300,000. These guidelines also require minimum equity ownership levels for the named executive officers listed in this proxy statement, including our Chief Executive Officer, who must own equity in Staples worth at least five times his annual salary.

  •
  Political Contributions.  Our Corporate Political Contributions Policy Statement sets forth basic principles that, together with our Code of Ethics and other policies and procedures, guide our approach to corporate political contributions. As indicated in the policy statement, we will make available on our website an annual report of monetary political contributions from corporate funds.

        Our Chairman of the Board of Directors and executive officers are elected annually by our Board and serve in such capacities at the discretion of our Board.

        During 2008, Elizabeth Smith joined our Board. Last year, our Board requested that Martin Trust continue to serve as a director for an additional one-year term and waived the retirement age guideline set forth in our Corporate Governance Guidelines for Mr. Trust with respect to such term. Mr. Trust will retire as of the 2009 Annual Meeting.

Director Independence

        Our Board of Directors, in consultation with our Nominating and Corporate Governance Committee, determines which of our directors are independent. Our Corporate Governance Guidelines provide that directors are "independent" if they (1) meet the definition of "independent director" under the NASDAQ listing standards (subject to any further qualifications required of specific committee members under the NASDAQ listing standards) and (2) in our Board's judgment, do not have a relationship with Staples that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Nominating and Corporate Governance Committee reviews the standards for independence set forth in our Corporate Governance Guidelines periodically and recommends changes as appropriate for consideration and approval by our Board.

        In accordance with our Corporate Governance Guidelines, our Board has determined that all of our directors are independent except Mr. Sargent, who is employed as our Chief Executive Officer. Mr. Anderson was determined to be independent in March 2009 in accordance with NASDAQ listing standards. Our independent directors also included Martin Trust, who will retire from our board at the end of his term. In determining which of our directors are currently independent, our Board considered all the available relevant facts and circumstances, including the following:

  •
  Neither we nor any of our subsidiaries has employed or otherwise compensated the independent directors other than for service on our Board and its committees during the past three years.

  •
  We have not employed or otherwise compensated any family members (within the meaning of the NASDAQ listing standards) of the independent directors during the past three years.

  •
  None of the independent directors or their family members is a partner of our independent registered public accounting firm or was a partner or employee of such firm who worked on our audit during the past three years.

  •
  None of our executive officers is on the compensation committee of the board of directors of a company that has employed any of the independent directors or their family members during the past three years.

  •
  No family relationships exist between any of our directors, nominees for director or executive officers.

  •
  During the past three years and in the ordinary course of business, we have provided office products to, received services from, or entered into real property leases with the following companies at which certain of our independent directors serve as executive officers, partners or directors: AMB Group, LLC; Atlanta Falcons; Avon Products, Inc.; Bain & Company; Becton, Dickinson and Company; CB Richard Ellis Group, Inc.; Cox Enterprises, Inc.; CRA International, Inc.; eFunds Corporation; Emory University; Georgia Force; Moody's Corporation; The TJX Companies, Inc.; Trammell Crow Company; and Virtusa Corporation. In each instance, the relevant director did not participate in the negotiation of the transaction and the applicable products or services or real property leases were provided on arm's length terms and conditions and in the ordinary course of each company's business. Also, payments for office products or services or real property leases made during each of our 2009 (to date), 2008, 2007 and 2006 fiscal years between Staples and each of the relevant companies did not exceed 5% of the recipient's consolidated gross revenues for such year and otherwise were not of an amount or nature to interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings and Committees of our Board

        Our Board of Directors held a total of seven meetings, including four regularly scheduled meetings and three special meetings, during our 2008 fiscal year. The number of meetings held by each of the committees of our Board during our 2008 fiscal year is set forth below under the description of each committee. During our 2008 fiscal year, each incumbent director attended at least 75% of the combined Board meetings held while a director and committee meetings held while a member of such committee. Our Corporate Governance Guidelines provide that directors are encouraged to attend the Annual Meeting. All directors attended our 2008 Annual Meeting.

        Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee and the Executive Committee. Each of our standing Board committees operates under a written charter adopted by our Board, a copy of which is available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

        Committee membership as of April 13, 2009 was as follows:

Audit Committee Robert Sulentic, Chairperson Justin King Elizabeth A. Smith	Compensation Committee Martin Trust, Chairperson Arthur M. Blank Mary Elizabeth Burton Carol Meyrowitz Paul F. Walsh
Nominating and Corporate Governance Committee Robert C. Nakasone, Chairperson Rowland T. Moriarty Vijay Vishwanath	Finance Committee Rowland T. Moriarty, Chairperson Basil L. Anderson Paul F. Walsh
Executive Committee Ronald L. Sargent, Chairperson Arthur M. Blank Rowland T. Moriarty Robert C. Nakasone

Audit Committee

        The Audit Committee assists our Board in overseeing our compliance with legal and regulatory requirements, the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and our independent registered public accounting firm through receipt and consideration of certain reports from our independent registered public accounting firm. In addition, the Audit Committee discusses our risk management policies and reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee also prepares the Audit Committee Report required under the rules of the Securities and Exchange Commission, which is included elsewhere in this proxy statement. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee meets independently with our independent registered public accounting firm, management and our internal auditors. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Securities and Exchange Commission and NASDAQ Stock Market. The Audit Committee met five times in person and three times by telephone during our 2008 fiscal year.

Compensation Committee

        The Compensation Committee's responsibilities include setting the compensation levels of executive officers, including our Chief Executive Officer, reviewing, approving and providing recommendations to our Board regarding compensation programs, administering our equity incentive, stock purchase and other employee benefit plans and authorizing awards under our equity incentive plans. The members of the Compensation Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Compensation Committee met five times in person during our 2008 fiscal year.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board regarding nominees for director, membership on our Board committees, and succession matters for our Chief Executive Officer. An additional function of the Nominating and Corporate Governance Committee is to develop and recommend to our Board our Corporate Governance Guidelines and to assist our Board in complying with them. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and our

Chief Executive Officer, reviews and resolves conflict of interest situations, reviews and approves related party transactions and interprets and enforces our Code of Ethics. The Nominating and Corporate Governance Committee also oversees our political contributions and recommends to our Board any proposed revisions to our Corporate Political Contributions Policy Statement. The members of the Nominating and Corporate Governance Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met four times in person during our 2008 fiscal year.

Finance Committee

        The Finance Committee's responsibilities include being available, as needed, to evaluate and consult with and advise our management and our Board with respect to capital structure and capital policies, events and actions that could impact capital structure, payment of dividends, share repurchases, borrowing practices, debt or equity financings, credit arrangements, investments, mergers, acquisitions, joint ventures, divestitures and other similar transactions. The Finance Committee met once in person and once by telephone during our 2008 fiscal year.

Executive Committee

        The Executive Committee is authorized, with certain exceptions, to exercise all of the powers of our Board in the management and affairs of Staples. It is intended that the Executive Committee will take action only when reasonably necessary to expedite our interests between regularly scheduled Board meetings. A quorum can only be established by the presence of both a majority of the members of the Executive Committee and two non-management members of the Executive Committee. The Executive Committee did not meet during our 2008 fiscal year.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, engaging a professional recruiting firm to help identify and recruit potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board.

        In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the assessment criteria set forth in our Corporate Governance Guidelines. These criteria include diversity, age and skills such as understanding of the retail industry, the office products market, finance, accounting, marketing, technology, international business and other knowledge needed on our Board. The principal qualification of a director is the ability to act effectively on behalf of all of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        Elizabeth A. Smith joined our board in September 2008. She has also been nominated for election as a director at our Annual Meeting. Ms. Smith was identified as a potential candidate for our Board by a professional recruiting firm that the Nominating and Corporate Governance Committee engaged and was interviewed by each member of the Nominating and Corporate Governance Committee. After consideration of her background, the Nominating and Corporate Governance Committee recommended, and our Board approved, the election of Ms. Smith to our Board.

        Stockholders may recommend an individual to the Nominating and Corporate Governance Committee for consideration as a potential director candidate by submitting the following information: (1) the candidate's name; (2) appropriate biographical information and background materials regarding the candidate; and (3) a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Such information should be submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the relevant procedures summarized in this proxy statement under the caption "Shareholder Proposals."

Communicating with our Board

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairperson of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee, with the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairperson of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. In addition, as provided by our Corporate Governance Guidelines, if a meeting is held between a major stockholder (including institutional investors) and a representative of the independent directors, the Lead Director will serve, subject to availability, as such representative of the independent directors.

        Stockholders who wish to send communications on any topic to our Board should address such communications to The Board of Directors, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702.

Director Compensation

        The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors ("Outside Directors"). Our Outside Directors are predominantly compensated through stock option and restricted stock awards reflecting the Compensation Committee's philosophy that director pay should be aligned with the interests of our stockholders. In addition, the Outside Directors receive a cash retainer which is described in more detail below.

        It is the Compensation Committee's goal to maintain a level of Outside Director compensation above the median of companies both within our peer groups as well as similarly-sized companies in general industry. Each year, generally at its June meeting, the Compensation Committee reviews an extensive analysis of marketplace practices for outside director pay conducted by management and reviewed by the Compensation Committee's independent advisor. Based on the results of its 2007 annual review, the Compensation Committee had recommended, and the Board approved, changes to our Outside Director compensation program, which became effective in 2008. These changes reflect certain market and corporate governance trends applicable to director compensation, including the prevalence of restricted stock awards over stock option awards, the imposition of holding period requirements and larger cash retainers. Consistent with recent changes to our equity program for associates, the revised Outside Director compensation program also reflects a value-based approach to equity grants in which the amount of the awards made to Outside Directors is based on a fixed value rather than a fixed number of shares. The change to a value-based approach for our overall equity program was made for a variety of reasons, including market trends and the anticipated growing expense of a fixed share program.

        During our fiscal year 2008, our Outside Directors were compensated as further described in this paragraph. Upon initial election to our Board, Elizabeth Smith, a new Outside Director in 2008 was granted shares of restricted stock with a value of $150,000 that cliff-vest after three years and may be sold upon vesting. Each of our other Outside Directors received an annual grant of (1) stock options with a value of $112,500 that vest after one year, the underlying shares of which may be sold upon vesting, and (2) shares of restricted stock with a value of $112,500 that vest after one year and may be sold only upon leaving our Board. Ms. Smith received a pro rata portion of the annual grant as she was elected to the Board mid year during 2008. Within two business days after the Board's regularly scheduled meeting in December, (a) the Lead Director was granted additional shares of restricted stock with a value of $40,000, (b) each chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee was granted additional shares of restricted stock with a value of $32,000 and (c) the chairperson of the Finance Committee was granted additional shares of restricted stock with a value of $8,000, and in each case such shares vest after one year and may be sold only upon leaving our Board. The number of shares of restricted stock is determined by dividing the fixed value by the closing price of our common stock on the date of grant. The number of stock options is determined by dividing the fixed value by the binomial value used by Staples for financial reporting purposes and then dividing that number by the closing price of our common stock on the date of grant. Stock options have an exercise price equal to the fair market value of our common stock as reported on the Nasdaq Global Select Market on the date of grant. Upon a change-in-control of Staples or upon a director leaving our Board after reaching the age of 72, all of such director's outstanding unvested stock options and restricted stock would fully vest.

        Each Outside Director also received a quarterly cash payment of $18,750 and is reimbursed for reasonable expenses incurred in attending meetings of our Board. The chairperson of the Audit Committee received an additional quarterly cash payment of $3,750.

        Our Outside Directors are subject to Stock Ownership Guidelines set forth in our Corporate Governance Guidelines. It is the Board's policy that prior to the later of December 7, 2009 or five (5) years after joining the Board, all Outside Directors attain minimum stock ownership equal in value to at least four times the annual Board retainer.

        The table below sets forth certain information concerning our 2008 fiscal year compensation of our Outside Directors.

DIRECTOR COMPENSATION FOR 2008 FISCAL YEAR

Name*	Fees earned or paid in cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(3)	All Other Compensation ($) (4)	Total ($)
Basil L. Anderson	75,000	166,214	96,456	3,503	341,173
Arthur M. Blank	75,000	130,006	94,020	4,344	303,370
Mary Elizabeth Burton	75,000	152,368	125,501	5,879	358,748
Justin King	75,000	112,710	79,596	2,117	269,423
Carol Meyrowitz	75,000	108,292	73,240	1,919	258,451
Rowland T. Moriarty	75,000	153,798	125,501	6,473	360,772
Robert C. Nakasone	75,000	163,256	125,501	7,067	370,824
Elizabeth A. Smith	37,500	44,279	5,475	0	87,254
Robert E. Sulentic	78,750	114,044	79,596	2,117	274,507
Martin Trust	75,000	168,595	125,501	7,611	376,707
Vijay Vishwanath	75,000	117,572	97,810	2,315	292,697
Paul F. Walsh	86,250	168,646	125,501	7,067	387,464

  *
  Excludes Mr. Sargent, who served as our Chief Executive Officer during our 2008 fiscal year and whose compensation is reported in the Summary Compensation Table included in this proxy statement.

  (1)
  The amounts shown in the Stock Awards and Option Awards columns represent the accounting expense that we recognized under FASB Statement No. 123(R) during our 2008 fiscal year for awards granted during our 2008 fiscal year and prior years, not the actual amounts paid to or realized by our Outside Directors during our 2008 fiscal year. The FASB 123(R) amount as of the grant date for stock awards and stock options is generally spread over the number of months of service required for the shares subject to the award to vest. The FASB 123(R) amount recorded for our directors' stock and option awards in 2008 reflects the retirement acceleration provisions of FASB 123(R). Under these provisions, the compensation expense associated with individuals who are eligible to retire and receive their awards before the stated vesting dates must be accelerated even if such individuals do not intend to retire. For the awards made in 2008, only Mr.Trust is currently eligible for accelerated vesting of his stock and option awards. All of our Outside Directors other than Messrs. King, Sulentic and Vishwanath and Ms. Meyrowitz and Smith are currently eligible for accelerated vesting of their stock and option awards granted between June 30, 2004 and December 13, 2007 under our rule of 65, which is described under the caption "Accelerated Vesting of

    Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table elsewhere in this proxy statement. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in our financial statement reporting for such awards.

  (2)
  Awards made during 2008 represent shares of restricted stock that vest in full on the first anniversary of the grant date, provided that the director continues to serve on our Board, and may be sold only upon leaving our Board. The shares of restricted stock awarded to a director will fully vest upon retirement or resignation, should such director leave our Board after reaching the age of 72. Awards made prior to 2008 represent shares of restricted stock that vest in full on the third anniversary of the grant date, provided that the director continues to serve on our Board until that date. The shares of restricted stock awarded prior to 2008 to a director who meets the age and length of service requirements under our rule of 65 will fully vest upon retirement or resignation should such director leave our Board before the end of the applicable vesting period.

  (3)
  Awards made during 2008 represent stock option grants that vest after one year, provided that the director continues to serve on our Board. The stock options awarded to a director will fully vest upon retirement or resignation, should such director leave our Board after reaching the age of 72. Awards made prior to 2008 represent stock option grants that vest ratably on an annual basis over a four-year vesting period, provided that the director continues to serve on our Board. The stock options awarded prior to 2008 to a director who meets the age and length of service requirements under our rule of 65 will fully vest upon retirement or resignation, should such director leave our Board before the end of the applicable vesting period. For options granted prior to May 1, 2005, the fair value for these options was estimated as of the date of grant using a Black-Scholes option-pricing model. For stock options granted on or after May 1, 2005, the fair value of each award is estimated as of the date of grant using a binomial valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note I to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for our 2008 fiscal year.

  (4)
  Reflects payments of dividend equivalents on restricted stock. Beginning with awards granted after January 2009, dividend equivalents will not be paid on unvested restricted stock.

        The table below supplements the Director Compensation table above by providing (1) the FASB 123(R) grant date fair value of restricted shares and stock options awarded to our directors during our 2008 fiscal year and (2) the total number of stock options and unvested restricted shares held by our directors as of January 31, 2009, the end of our 2008 fiscal year.

Fair Values and Outstanding Director Awards

Name	Grant Date	Award Type	Number of Shares Awarded in FY 2008	Grant Date Fair Value ($)	Total Options and Unvested Restricted Shares as of 2008 FYE
Basil L. Anderson	3/13/2008	RS	5,214	112,518	10,614
	3/13/2008	OP	16,699	112,506	443,074	(1)
Arthur M. Blank	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	2,344	40,012	14,908
	3/13/2008	OP	16,699	112,506	133,699
Mary Elizabeth Burton	3/13/2008	RS	5,214	112,518	15,414
	3/13/2008	OP	16,699	112,506	237,199
Justin King	3/13/2008	RS	5,214	112,518	6,414
	3/13/2008	OP	16,699	112,506	48,199
Carol Meyrowitz	3/13/2008	RS	5,214	112,518	5,814
	3/13/2008	OP	16,699	112,506	43,699
Rowland T. Moriarty	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	469	8,005	17,683
	3/13/2008	OP	16,699	112,506	169,699
Robert C. Nakasone	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	1,875	32,006	19,989
	3/13/2008	OP	16,699	112,506	214,699
Elizabeth Smith	9/11/2008	RS	8,271	206,279	8,271
	9/11/2008	OP	7,786	56,255	7,786
Robert E. Sulentic	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	469	8,005	6,883
	3/13/2008	OP	16,699	112,506	48,199
Martin Trust	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	1,875	32,006	21,639
	3/13/2008	OP	16,699	112,506	237,199
Vijay Vishwanath	3/13/2008	RS	5,214	112,518	7,014
	3/13/2008	OP	16,699	112,506	52,699
Paul F. Walsh	3/13/2008	RS	5,214	112,518
	12/11/2008	RS	1,406	24,000	19,520
	3/13/2008	OP	16,699	112,506	237,199

RS = Restricted stock

OP = Stock option

(1)
Includes 380,000 options which expired during the first quarter of 2009.

Report of the Audit Committee of the Board

        The Audit Committee of the Board is composed of three members and acts under a written charter as amended and restated on December 12, 2006, a copy of which is available at our public web site at www.staples.com in the Corporate Governance section of the Investor Information webpage. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the Commission and NASDAQ Global Select Market.

        The Audit Committee provides independent, objective oversight of Staples' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of Staples' financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the 2008 fiscal year, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed and discussed with Ernst & Young LLP, Staples' independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Staples' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards 61, as amended (AICPA Professional Standards, Vol.1 AU Section 380). The independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence (Rule 3526). The Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and Staples, including the matters in the written disclosures required by Rule 3526, and considered the compatibility of non-audit related services provided to Staples by the independent registered public accounting firm with the independent registered public accounting firm's independence.

        The Audit Committee discussed with Staples' internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Staples' internal controls, and the overall quality of Staples' financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to Staples' Board of Directors, and the Board approved, that Staples' audited financial statements be included in Staples' Annual Report on Form 10-K for the year ended January 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:
Robert Sulentic, Chairperson Justin King Elizabeth A. Smith

Independent Registered Public Accounting Firm's Fees

        In the interest of ensuring our independent registered public accounting firm's independence, we consider it important to maintain a low ratio of their non-audit fees to their audit fees. In fiscal years 2008 and 2007, these ratios were approximately 0.26:1 and 0.27:1.

Audit Fees

        Ernst & Young LLP billed us an aggregate of approximately $8.1 million and $4.1 million in fiscal years 2008 and 2007, respectively, for professional services rendered in connection with our annual audit, the audit of our internal controls over financial reporting, the review of our interim financial statements included in our Form 10-Q, statutory filings, registration statements, accounting consultation and compliance with regulatory requirements. The increase in audit fees from 2007 to 2008 relates to the following audit services: (1) expansion of the audit scope relating to the acquisition of Corporate Express, including statutory audits; (2) audit procedures in connection with the initial allocation of the purchase price of the Corporate Express acquisition, including tax matters; (3) required financial statement filings with the SEC arising from the Corporate Express acquisition and related refinancing activities, such as our January 2009 senior note offering; and (4) accounting consultations relating to the previous matters.

Audit-Related Fees

        Ernst & Young LLP billed us an aggregate of approximately $92,000 and $64,000 in fiscal years 2008 and 2007, respectively, for services related to assistance with internal control reporting, other reports required to satisfy regulatory requirements and employee benefit plan audits.

Tax Fees

        Ernst & Young LLP billed us an aggregate of approximately $2.7 million and $1.0 million in fiscal years 2008 and 2007, respectively, for services related to tax compliance, tax planning and tax advice. The increase from 2007 to 2008 is the result of services performed in connection with the acquisition of Corporate Express. For fiscal years 2008 and 2007, approximately $137,000 and $362,000, respectively, of these fees related to tax compliance.

All Other Fees

        Ernst & Young LLP billed us approximately $0 in our 2008 fiscal year for other services. Ernst & Young LLP billed us approximately $5,000 in our 2007 fiscal year for other services related to non-technical training and education courses.

Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act) unless the service is specifically approved in advance by the Audit Committee. All services provided to us by Ernst & Young LLP in each of fiscal years 2008 and 2007 were approved in accordance with these policies.

Certain Relationships and Related Transactions

        Our written Code of Ethics sets forth the general principle that our directors, executive officers and other associates should avoid any situation that could be perceived as a conflict of interest, regardless of the dollar amount involved. This principle is also reflected in our written Corporate Governance Guidelines ("Guidelines") and the written materials that we use to educate associates about conflict of interest guidelines. For example, under the Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in business operations of the Company or because of a director's circumstances, the director should immediately report the matter to our General Counsel, who should then report the matter to the Nominating and Corporate Governance Committee ("Committee") for review and determination. In the event there is a significant conflict, the director must resign or the conflict must be resolved. Additionally, under the Guidelines, any director who wishes to join the board of directors of another company must provide written notice to the chairperson of the Committee. The chairperson of the Committee, after consultation with our General Counsel, will then respond to the director with a resolution. We also ask each of our executive officers and directors to fill out questionnaires every year to help enable us to identify if a potential conflict of interest exists.

        Pursuant to the written charter of the Committee, the Committee is responsible for reviewing, approving or ratifying any "related party transactions." These are transactions which exceed $120,000 and in which (i) Staples and any of our directors, director nominees, executive officers, 5% shareholders and their immediate family members are participants, and (ii) such participants had or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Committee considers the nature of the related person's interest in the transaction; the presence of standard prices, rates, or terms consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for entering into the transaction; the potential effect of the transaction on the status of a independent director; and any other factors the Committee may deem relevant. The procedures for review, approval or ratification of a related party transaction for Staples, our directors, executive officers and 5% shareholders are the same as those listed above for actual or potential conflicts of interests involving directors under the Guidelines, including the use of a questionnaire to identify potential related party transactions.

        Our Code of Ethics, Guidelines and the charters for all the committees of our Board are available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

        There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us or is not likely to raise material conflict of interest issues. Our Code of Ethics provides the following guidelines for certain types of commercial relationships:

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  Executive officers must not work or consult for a company that is one of our vendors or customers, but may serve as a director of such company if (1) such company's annual sales to or purchases from us are less than 5% of such company's annual revenues, (2) the executive officer discloses the directorship to our General Counsel, who in turn obtains the approval of our Chief Executive Officer or, in the case of a management director, the Committee and (3) the executive officer agrees not to participate in or influence any matter affecting the business relationship or transactions between us and such company.

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  Executive officers and directors must not purchase or maintain a financial interest in a company that is one of our vendors or customers unless (1) the annual sales to or purchases from us are less than 5% of such company's annual revenues or (2) for a public company, the executive officer's or director's ownership interest is both passive and less than 1% or (3) for a private company, the executive officer's or director's ownership interest is both passive and less than 5% and the interest is approved by our Chief Executive Officer, or if the interest is held by our Chief Executive Officer, Chairperson or one of our directors, by the Committee.

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  Outside Directors may work or consult for or serve on the board of a company that is one of our vendors or customers if (1) such company's annual sales to or purchases from us are less than 5% of such company's annual revenues, (2) the director discloses the position to our General Counsel and the Committee and (3) the director agrees not to participate in or influence any matter affecting the business relationship or transactions between us and such company.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, whom we refer to collectively as the "named executive officers."

        Our executive compensation program is designed to meet three principal objectives:

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  Attract, retain and reward executive officers who contribute to our long term success;

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  Align compensation with short and long term business objectives; and

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  Motivate and reward high levels of individual and team performance.

These objectives collectively seek to link compensation to overall company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders. We believe that Staples has successfully achieved these objectives as demonstrated by the fact that the average tenure at Staples of our named executive officers is 14 years and by the below tables showing how Staples' compounded annual growth rate (CAGR) in total stockholder return (share price increase plus annual dividends) (TSR) has exceeded market performance over the past five and seven year periods.

        The Compensation Committee's decisions regarding executive compensation during our 2008 fiscal year were based on achieving the above objectives, with an emphasis on:

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  our initiatives to increase long term stockholder value by increasing earnings per share, return on net assets, and customer service;

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  the nature and scope of the named executive officers' responsibilities, taking into account considerations of pay equity among the named executive officers;

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  the competitive market for executive talent; and

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  success in creating a culture of integrity and compliance with applicable law and our Code of Ethics.

        In terms of setting compensation for our 2008 fiscal year, the Compensation Committee set the salaries and goals for the fiscal 2008 year performance share awards in March 2008, established the performance objectives for the Executive Officer Incentive Plan in April 2008 and approved the annual equity awards in June 2008. As discussed further under "Long Term Equity Incentives," the Compensation Committee approved retention awards of restricted stock to each of the named executive officers in March 2008. In addition, in June 2008, the Compensation Committee approved a new executive compensation peer group comprised of twenty companies, which the Compensation Committee believes are more reflective of Staples' growth in both the delivery and international segments of its business. With respect to these decisions, the Compensation Committee used several analytic tools and considered multiple viewpoints, including those of an independent compensation consultant, to ensure that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

        Based on its assessment of our 2007 fiscal year performance, analysis of data derived from various analytic tools, and consideration of the totality of the advice and information provided to it, the Compensation Committee found that the named executive officers had been appropriately compensated in our 2007 fiscal year and set compensation for our 2008 fiscal year. Some of the Compensation Committee's key findings were:

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  In the three year period 2005-2007, the named executive officers, both individually and as a group, effectively helped create long term stockholder value by increasing earnings per share at a compounded annual growth rate of 14.9%, generating a return to stockholders at a compounded annual growth rate of 4.1%, and managing assets effectively with a 12.6% average return on invested capital.

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  Each of the named executive officers had challenging and wide ranging responsibilities commensurate with their overall pay package;

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  The salary of the Chief Executive Officer was less than two times the salary of the next highest paid named executive officer, and the total annual targeted direct compensation for the Chief Executive Officer was slightly greater than two times that of the next highest paid named executive officer;

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  Compensation levels for the named executive officers were consistent with, and appropriate in relation to, Staples' three year performance relative to the peer group and aligned with both the marketplace and our business objectives.

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  Staples continued to foster a culture of integrity and commitment to compliance with the law, as evidenced by its continued expansion of its ethics program and inclusion in the Dow Jones Sustainability Index.

        Throughout this Compensation Discussion and Analysis, we refer to the sum of base salary, performance based annual cash bonuses and long term equity incentives as "total direct compensation" and we refer to the sum of base salary and performance based annual cash bonuses as "total cash compensation."

Pay Mix

        The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas or short term changes in our stock price in determining the amount and mix of compensation elements for each named executive officer. We seek to achieve our executive compensation objectives through the use of five compensation components which are summarized in the table below.

Compensation Component	Principal Contributions to Compensation Objectives	Highlights
Base salary	• Attracts, retains and rewards talented executives with annual salary that reflects the executive's performance, skill set and value in the marketplace.	• Targeted at median of comparable peer group positions.
•    The only fixed component of compensation.
• Comprises 10% - 17% of total direct compensation at target (base salary + target bonus + target equity) for our named executive officers.

Compensation Component	Principal Contributions to Compensation Objectives	Highlights
Performance based annual cash bonuses	• Focuses executives on annual financial and operating results.
•    Links compensation to stockholder interests.
• Enables total cash compensation to remain competitive within the marketplace for executive talent.	• Total cash compensation (base salary + target bonus) is targeted at median of comparable peer group positions.
•    Payout target ranges from 60% to 125% of salary and depends upon company wide and/or business unit performance relative to earnings per share, return on net assets, and customer service targets.
•    Minimum earnings per share achievement is required for any payout.
•    0% to 175% of target payout can be achieved.
•    Target total cash compensation comprised 23% to 27% of total direct compensation at target for our named executive officers in fiscal 2008.
• The average annual cash bonus payout, as a percentage of salary, to the current named executive officers over the past three fiscal years (2006-2008) has been 46%.
Long term equity incentives	• Rewards the achievement of long term business objectives that benefit our stockholders. • Retains a successful and tenured management team.
•    2008 fiscal year portfolio of stock options (50% of target equity value), performance share awards (30% of target equity value) and tenure-based restricted stock (20% of target equity value).
•    We compare our long term incentives at target to our peer group to ensure that we are competitive with our peer group, with a focus on being at or above the median. The value of our long term incentives at target have remained constant for the last three years. Long term equity incentives at target comprised 73% to 77% of total direct compensation at target for our named executive officers in fiscal 2008.

• Performance based long term equity incentives at target combined with target annual cash bonus brings "at risk" fiscal 2008 compensation to a range of 69% to 74% of total direct compensation at target for the named executive officers.

Compensation Component	Principal Contributions to Compensation Objectives	Highlights
Retirement and other benefits	• Helps to attract and retain talented executives with benefits that are comparable to those offered by companies in our peer group and other companies with whom we compete for talent.	• Includes a limited company match, up to 4% of salary and bonus, to a supplemental executive retirement plan.
• Rule of 65. If an executive officer is at least age 55 and the sum of his or her age and years of service equals or exceeds 65, all restricted stock awards granted after June 30, 2004 vest in full (but may not be sold until the earlier of normal vesting or retirement) and all stock option awards granted after June 30, 2004 vest in full upon the earlier of normal vesting or retirement.
Executive perquisites	• Consistent with our egalitarian culture, we offer limited executive perquisites to attract and retain talented executives.	• We provide limited reimbursement for tax, estate and financial planning services. Beginning in 2008, any amounts reimbursed are not grossed up for taxes.

        Each of our named executive officers is assigned by management to a salary grade within the salary grade structure established for all management positions across Staples, and these salary grade assignments are reviewed and approved by the Compensation Committee. The salary grade structure provides, within each salary grade, a specific salary range, an annual target cash incentive and a target value of long term equity awards. An individual's performance in combination with one's position and responsibilities impact base salary within each grade and one's grade level. Positions at more senior levels have a greater portion of compensation "at risk" through our cash and equity incentive programs. All elements of the salary grade structure for the named executive officers are reviewed annually by the Compensation Committee. Our named executive officers are grouped into the three highest salary grade levels based on their responsibilities within Staples, with the Chief Executive Officer at the highest grade level, followed by the Chief Financial Officer and Chief Operating Officer and then the Presidents of North American Delivery and U.S. Retail.

        While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on total direct compensation (the sum of base salary, performance based annual cash bonuses and long term equity incentives) rather than any one component because of their combined greater potential to influence our named executive officers' performance. As described under "The Compensation Committee's Processes — Benchmarking," in September of each year, the Compensation Committee evaluates the relative mix of pay components for each of the named executive officers in comparison to the pay mix for comparable positions in the peer group companies. The Compensation Committee believes, and our pay mix reflects, that a substantial portion of the compensation for our named executive officers should be "at risk" and aligned with stockholders' interests. The total direct compensation at target for each named executive officer is set so that the achievement of financial and non-financial goals along with projected stock price appreciation would likely deliver total direct compensation in the top quartile of our peer group.

        For each of our named executive officers, the chart below illustrates base salary, bonus earned under the Executive Officer Incentive Plan and long term equity incentives as a percentage of annual total direct compensation at target for our 2008 fiscal year, with a focus on highlighting "at risk" compensation. The performance share component of the long term equity incentives and the bonus earned under our Executive Officer Incentive Plan are performance based plans and represent "at risk" compensation since minimum levels of performance must be attained in order for any payout to occur. Similarly, the stock option component of our long term equity incentives is performance based and "at risk" since the stock price at exercise must exceed the original fair market value grant price in order to provide any value to the executive.

Each of the compensation elements is expressed as a percentage of total direct compensation at target, which is comprised of year ending base salary, annual target bonus under our Executive Officer Incentive Plan, the value of stock options at grant, and the value of restricted shares and performance shares at grant. The valuation information is consistent with the information presented in the Summary Compensation Table included in this proxy statement and the financial statements included in our Annual Report on Form 10-K for our 2008 fiscal year.

Base Salary

        The Compensation Committee generally sets base salaries for the named executive officers at approximately the median (50th percentile) of comparable positions in our peer group. Changes in base salary are typically considered based on individual performance during our annual performance review process, as well as in the event of a promotion or change in responsibilities. In March 2008, Mr. Sargent recommended no salary increases for the other named executive officers and other senior executives due to the challenging economic environment, and the Compensation Committee, after consulting with its independent consultant, approved his recommendation and also decided not to increase Mr. Sargent's salary. As a result of the Compensation Committee's action, Mr. Sargent's base salary was set below the median of base salaries for Chief Executive Officers in our peer group. Mr. Sargent's base salary is approximately 10% of his total annual targeted direct compensation. In general, the Compensation Committee allocates a greater percentage of Mr. Sargent's total direct compensation to performance based and equity incentives because Mr. Sargent is uniquely situated to influence our short and long term performance.

Performance Based Annual Cash Bonus

        Under the terms of the Executive Officer Incentive Plan, each named executive officer has a target bonus award for each plan year based on his salary grade level. Target bonus awards are between 60% and 125% of the actual base salary paid to the named executive officer during that plan year. The target bonus percentages are determined by the Compensation Committee based upon an analysis of annual cash incentive opportunities for similar positions in the peer group companies. The Compensation Committee generally selects target bonus percentages for the named executive officers such that target total cash compensation approximates the median of comparable positions in our peer group.

        Within 90 days after the beginning of each plan year, the Compensation Committee establishes specific performance objectives for the payment of bonus awards for that plan year. Under the Executive Officer Incentive Plan, the performance objectives for each plan year are based on one or more of the following measures: sales, earnings per share, return on net asset dollars, return on equity and customer service levels. The Compensation Committee may determine that special one-time or extraordinary gains or losses should or should not be included in determining whether such performance objectives have been met. In addition, customer service target levels are based on customer satisfaction surveys conducted by a third party. The Compensation Committee believes that the performance objectives established each fiscal year for the Executive Officer Incentive Plan are important in that year to driving sustainable growth and increasing stockholder value.

        For each plan year, a specified percentage of each bonus award is based upon each of the performance objectives selected by the Compensation Committee for that plan year. For each of the performance objectives that are met, a corresponding portion of the bonus award is paid. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. Under the terms of our Executive Officer Incentive Plan, bonuses are not paid unless we achieve minimum earnings per share. The maximum bonus award payable to a named executive officer is $4 million during any of our 2008 through 2012 plan years. In addition, the Compensation Committee presently limits bonus awards to twice a named executive officer's target bonus award. Generally in March of each year, the Compensation Committee determines whether the performance objectives for the previous plan year have been achieved.

        Each of the named executive officers was eligible to participate in our Executive Officer Incentive Plan during our 2008 fiscal year. In March 2008, the Compensation Committee selected three performance objectives for our 2008 fiscal year which on a Company-wide basis were: (1) 13% growth in earnings per share, which was weighted at 40% of the targeted bonus award; (2) a 21% increase in return on net asset dollars, which was weighted at 40% of the targeted bonus award; and (3) improved customer service, which was weighted at 20% of the targeted bonus award. In the Committee's view, the goals were set aggressively, especially in light of what was expected to be a deteriorating economic environment, with a payout only upon achieving a level of earnings per share at least equal to what the company achieved in fiscal year 2007. The return on net asset dollars, and customer service goals are business unit specific for Messrs. Doody and Parneros and reflect total company performance for Messrs. Sargent, Mahoney and Miles, and all of the goals were based on the financial plan for our 2008 fiscal year.

        In light of the increasingly poor visibility of sales in a challenging economic environment, the performance objective based on total sales under the Executive Officer Incentive Plan for fiscal year 2007 was eliminated in fiscal year 2008, resulting in greater emphasis on earnings per share and return on net asset dollars. The Compensation Committee believes that earnings per share and return on net asset dollars are the most important indicators of value creation and the customer service metric most closely tracks our customers' response to our product and service offerings. Earnings per share, return on net asset dollars and customer service, as well as their relative weights, were the performance measures for our Executive Officer Incentive Plan for all years since 2002, except 2007, when sales was an additional measure.

        For purposes of our 2008 Executive Officer Incentive Plan, the performance objectives are calculated as follows. Earnings per share is calculated using the amounts set forth in our financial statements. Return on net asset (RONA) dollars are calculated as net operating profit after tax (NOPAT) for the most recent 12 months, less the average of the most recent 13 months' net asset balance, multiplied by 11.7%, which is our long-term weighted average cost of capital. To more accurately reflect the nature and performance of our business, we make certain adjustments to the amounts set forth in our financial statements to calculate RONA dollars. To calculate NOPAT, we begin with our business unit income, add back rent and deduct depreciation on capitalized rent and taxes on adjusted income. To calculate net assets, we begin with our balance sheet net assets, add back interest bearing debt, net capitalized rent and implied goodwill and deduct corporate cash. RONA dollar objectives exclude the difference between the actual and budgeted impact of foreign currency exchange. The customer service score for our retail business is calculated by tabulating the total number of "extremely satisfied" customers, reflecting a rating of five on a five point scale, divided by the total number of submitted customer surveys. The survey invitations are randomly printed on the cash register receipt, and the program is administered by a third party. The customer service score for our delivery business is based on survey responses from customers who are invited to participate through their packing slip. Similar to the retail score, the delivery customer service score is calculated as a percent of customers who report that they are "extremely satisfied" with their most recent delivery experience, and the program is administered by a third party. The corporate customer service score is an equally weighted composite of the retail and delivery customer service scores.

        The tables below illustrate the structure and results under our Executive Officer Incentive Plan in 2008 relative to the targets for each component of the plan for our named executive officers. While no bonuses were earned in 2008 because earnings per share was below the threshold level, the table below reflects performance against each of the target objectives, with customer service scores generally above target despite a very difficult economic and business environment.

Long Term Equity Incentives

        Our long term equity incentives reward the achievement of long term business objectives that benefit our stockholders and help us retain a successful and tenured management team. Our executive compensation program has, to a great extent, historically relied on equity components to meet its objectives, and we have a long history of granting broad based equity awards each year, with over 7,700 associates globally participating in our equity awards program.

        With respect to the named executive officers, the Compensation Committee relied upon a portfolio approach in 2008 that included a mix of stock options (50% of target equity value), three year performance share awards (30% of target equity value) and tenure-based restricted stock (20% of target equity value). The Compensation Committee established this mix of awards in fiscal 2006 when the three year performance share awards and tenure-based restricted stock were first introduced. Prior to 2006, long term equity incentives were comprised of stock options and performance accelerated restricted stock, with the latter not considered to be performance based under Section 162(m) of the Internal Revenue Code. Beginning with the 2007 annual equity awards to all associates, including the named executive officers, the Compensation Committee changed its equity grant practice from awarding a fixed number of shares to a fixed value of shares to each associate based on their salary grade level. This change was made for a variety of reasons, including market trends and the anticipated growing expense of a fixed shared program. The value of equity awards for 2007 was based on the value of the fiscal 2006 annual equity grant at the time of grant in 2006. We compare our long term incentives at target to our peer group to ensure that we are competitive with our peer group, with a focus on being at or above the median. The award levels per grade approved by the Compensation Committee in 2008 did not increase from the prior year.

        In the Compensation Committee's view at the time of grant in 2008, the chosen mix of long term equity awards struck the right balance in providing performance based incentives that were aligned with stockholder interests and assisted in retaining our talented senior executive team. The overall long term equity package was structured to deliver a total compensation opportunity that is both in line with total company performance and consistent with the mix that is typically extended to executives within our peer group. The Compensation Committee believed that by replicating the market's blend of equity award opportunities, we would be well positioned to attract and retain the best available executive talent. In 2008, our overall long term equity incentive awards at target comprised 73% to 77% of total direct compensation for our named executive officers.

        Both the stock options and tenure-based restricted stock were granted to our named executive officers in July 2008. In June 2008, the Compensation Committee reviewed and approved the specific awards to be issued and established a policy that the annual grant date for the 2008 annual equity grant and all future annual equity grants would be the first business day after June 30. These stock options were granted at the closing price on the date of grant (July 1) and vest ratably over a four-year period. Tenure-based restricted stock vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Historically, annual grants of stock options and tenure-based restricted stock awards had similarly been awarded around the mid-point of our fiscal year (after our prior year performance appraisal and bonus award processes have been completed) to serve as an additional recognition event that may drive current year and future performance. We do not have a program, plan or practice of timing the grant of stock options in coordination with the release of material non-public information, and one of the reasons for establishing a formal policy setting the date for the annual equity grant was to avoid any perception that the stock option grants were timed in such a manner.

        In March 2008, the Compensation Committee approved the three year (2008-2010) performance target for the fiscal year 2008 performance share awards. Shares of our common stock covered by the performance share awards are only issued after the conclusion of the performance period if the applicable performance objective is met for the three year period. For our 2006 and 2007 fiscal year performance share plans, the payout of shares at the end of the respective three year performance period is based on the actual cumulative return on net asset dollars compared to the goal established by the Compensation Committee at the beginning of fiscal years 2006 and 2007, respectively. The Compensation Committee chose this measure, in part, since it considered it to be a strong measure of long term wealth creation for the business. In addition, there was a continuing desire for a singular focus in the early implementation of the performance share plan. For the 2008 fiscal year performance share plan, the Compensation Committee approved the earnings per share growth rate over the fiscal 2008-2010 performance period as the single performance metric. The Compensation Committee approved the change in performance metrics due to the fact that the Compensation Committee considered earnings per share, relative to various alternative metrics under consideration, to be more predictable in an uncertain economic environment.

        Potential share payouts range from zero for below threshold performance up to twice the target award for achievement of the maximum goal set by the Compensation Committee. The Compensation Committee believed that the specific performance objective for the 2008-2010 performance share awards was set at an aggressive level, in that it could only be attained with sustained substantial effort and excellent performance over the three year period. Specifically, the performance goal was in line with our 2008 financial plan and 2009-2010 long range plan and provided for the minimum payout only upon achievement of 8% compounded annual growth rate in earnings per share over the 2008-2010 performance period.

        In December 2008, the Compensation Committee decided to change the performance period for the 2009 performance share plan from three years to one year given the continued economic deterioration and the difficulty of setting meaningful long term goals in the currently highly uncertain economic climate. For the 2009 performance plan awards, potential payouts will be based on 2009 fiscal year performance, with the actual shares earned to be awarded in 2010 and then, for retention purposes, vesting will occur equally over the following three years (2011-2013).

        In addition, in March 2008, the Compensation Committee evaluated the value of unvested equity held by senior officers, including the likelihood and timing of payout under the fiscal year 2006 and 2007 performance share awards, the impact of these awards on the overall compensation package for the impacted senior officers, and Staples' overall performance. Based on such review, the Committee granted, for retention purposes, each of the individuals a restricted stock award. Messrs. Sargent, Mahoney, Miles, Doody and Parneros received restricted stock awards for 117,600 shares, 64,400 shares, 64,400 shares, 47,200 shares and 47,200 shares, respectively, with 50% of each award vesting on February 2, 2009 and 50% vesting on February 1, 2010.

        In December 2008, the Compensation Committee decided, for future awards, to discontinue its practice of issuing dividends and dividend equivalents, respectively, on unvested restricted stock and performance share awards.

Retirement and Other Benefits

        Our named executive officers are eligible to participate in health and welfare programs, such as medical, dental, vision, disability, and supplemental life insurance on the same basis as our other salaried associates. In 2004, Staples introduced The Staples Executive Benefits Program consisting of the benefits described in detail below. This program was implemented to enhance our retirement and benefit offerings for senior management and to further support our efforts to attract and retain top talent. All senior officers of Staples, including the named executive officers, are eligible to participate in this program. For each plan or policy described below that requires payment of periodic premiums or other contributions, we generally pay such premiums or other contributions for the benefit of each named executive officer.

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  Supplemental Executive Retirement Plan (SERP).  The SERP is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Named executive officers and other officers of Staples may contribute a total of up to 100% of their base salary and bonus. They receive matching contributions up to a maximum of 4% of base salary and bonus. The matching contributions are credited at an interest rate established at the beginning of each year, which is based upon the declared crediting rate on life insurance policies designated by the plan administrator to fund the plan. For 2008, the annual interest rate was equal to 5.28%.

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  Executive Life Insurance Plan.  Our named executive officers, excluding Mr. Miles, are covered by a life insurance plan that provides coverage equal to three times their annual base salary on both a pre-retirement and a post-retirement basis if they leave Staples after at least 10 years of service or at age 65. Mr. Miles is covered by a different insurance plan that we began offering to named executive officers in 2002. The newer plan provides pre-retirement basic life insurance equal to three times annual salary up to a maximum amount of coverage of $1.5 million and post-retirement life insurance coverage of twice the average of the named executive officer's highest five consecutive years' base salary up to a maximum coverage of $1 million, provided the executive is at least age 55 with five years of service when the executive leaves Staples.

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  Long Term Care Insurance.  This benefit pays $150 per day, adjusted annually, for a maximum of five years and provides coverage while employed and post retirement following age 65, provided the executive has continued premium payments during the interim and is at least age 55 with five years of service when the executive leaves Staples.

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  Supplemental Long Term Disability.  This plan is offered only to a defined group of officers as of July 1, 2005. If a named executive officer should become disabled and unable to work for a period lasting more than 180 days, this benefit will provide a level of income not covered by our group long term disability plan. Our group long term disability plan covers 60% of base salary, up to a maximum base salary of $400,000. The supplemental long term disability plan extends such coverage generally for an additional $200,000 of base salary. All of the named executive officers, other than Mr. Doody, have elected supplemental long term disability coverage.

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  Survivor Benefit Plan.  If a named executive officer dies while actively employed by Staples, his or her beneficiary will receive 100% replacement income (base salary and bonus) for the first year and an additional 50% for each of the following two years.

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  Executive Physical and Registry Program.  This is a company paid physical examination program to enhance awareness and treatment of potential health risks faced by the named executive officers. In addition, this program supports named executive officers and their family members with health resources in the United States or while traveling abroad.

Executive Perquisites

        Our executive compensation program is relatively free of perquisites, consistent with our egalitarian culture and entrepreneurial spirit. To reinforce this position, the Compensation Committee adopted formal policies in 2004 regarding personal use of our leased aircraft and reimbursement for tax planning services for senior officers. The Compensation Committee views our limited executive perquisites as reasonable and competitive.

        Under our aircraft policy, our Chief Executive Officer is permitted to use our leased aircraft for personal use so long as the incremental cost to Staples is treated as compensation income to our Chief Executive Officer. Subject to prior approval of our Chief Executive Officer and similar compensation treatment, other named executive officers may also use our leased aircraft for personal use. There was no personal use of our leased aircraft during our 2008 fiscal year.

        We reimburse each named executive officer, other than our Chief Executive Officer, up to $5,000 each year for tax, estate or financial planning services or advice from a pre-approved list of service providers that must not include our outside auditors. Our Chief Executive Officer is reimbursed up to $50,000 each year for these services. In 2008, the Compensation Committee eliminated the tax gross up provision for this reimbursement. The Compensation Committee annually reviews the amounts paid under this policy for compliance.

The Compensation Committee's Processes

        The Compensation Committee has established a number of processes to help ensure that our executive compensation program meets the objectives described at the beginning of this Compensation Discussion and Analysis.

Independent Compensation Consultant

        Our Compensation Committee charter authorizes the Compensation Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities and prohibits such advisors and consultants from serving as Staples' regular advisors and consultants. Accordingly, in our 2008 fiscal year, the Compensation Committee continued to use, pursuant to a written agreement, Exequity LLP as an independent advisor reporting to the Compensation Committee to advise on and assist with executive compensation matters. Under the terms of Exequity's agreement, Exequity is responsible for, among other matters:

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  Reviewing total compensation strategy and pay levels for executives;

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  Performing competitive analyses of outside board member compensation;

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  Examining all aspects of executive compensation programs to ensure that they support the business strategy;

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  Preparing for and attending selected Compensation Committee and Board meetings;

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  Supporting the Compensation Committee in staying current on the latest legal, regulatory and accounting considerations affecting executive compensation and benefit programs; and

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  Providing general counsel and advice to the Compensation Committee with respect to all compensation decisions pertaining to the Chief Executive Officer and all compensation recommendations submitted by management.

        During our 2008 fiscal year, the independent consultant advised, and frequently made recommendations to, the Compensation Committee on compensation matters for all officers and directors as requested by management or the Compensation Committee, advised on and made recommendations on all matters pertaining to compensation of our Chief Executive Officer, and met with the Compensation Committee in executive session without the presence of management. Consistent with the terms of the written agreement and the Compensation Committee charter, Exequity has, with the knowledge and consent of the Compensation Committee, provided advice and expertise to management on matters to be presented by management to the Compensation Committee, and Exequity has not performed services for Staples that were unrelated to Compensation Committee related matters. During 2008, Exequity assisted management by performing Section 280G calculations and providing experience based executive market data related to executive and non-executive positions. Most of the data reviewed by the Compensation Committee is generated by management and reviewed and advised upon by the compensation consultant. The principal consultant from Exequity attended all Compensation Committee meetings during our 2008 fiscal year. Exequity was paid $48,316 for services rendered during 2008.

Benchmarking

        Generally in September of each year, the Compensation Committee reviews compensation for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer relative to marketplace norms and practices by comparing current proxy statement data. The compensation of our other named executive officers is reviewed relative to the marketplace by reviewing salary survey data because comparable proxy statement data is not available for the relevant positions. This analysis is intended to inform the Compensation Committee as to whether any changes to the compensation program are needed, and based on the findings and the urgency of the suggested changes, if any, changes are typically implemented between September and the following March when compensation is set for the next fiscal year.

        The Compensation Committee evaluates the competitiveness of our compensation relative to our peer group. In 2008, in light of Staples having become more of a delivery and international company due to the acquisition of Corporate Express in July 2008, management performed a thorough peer group analysis that was reviewed by the Compensation Committee's independent consultant. Peer company candidates were selected from a universe of 345 potential companies and analyzed using various metrics related to business model, revenue, market capitalization, global reach, brand recognition and whether we compete for executive talent or customers. From the pool of potential peer company candidates, management selected a pool of 25 peer companies for the Compensation Committee to consider. The Compensation Committee reviewed management's analysis and applied its judgment to formulate a peer group comprised of the following 20 companies:

Peer Group Companies

Amazon.com, Inc.	Kohl's Corporation	Starbucks Corp.
Best Buy Co., Inc.	Limited Brands, Inc.	Sysco Corporation
Costco Wholesale Corporation	Lowe's Companies, Inc.	Target Corporation
FedEx Corporation	Macy's, Inc.	The TJX Companies, Inc.
Gap Inc.	Office Depot, Inc.	Walgreen Co.
Home Depot, Inc.	OfficeMax Incorporated	Xerox Corporation
J.C. Penney Company, Inc.	Safeway Inc.

        Prior to 2008, our peer group was comprised of a core peer group of eight retail companies and an expanded peer group that included five additional retailers. Going forward, management and the Compensation Committee plan to reevaluate the composition of the peer group every three years.

  2007 Compensation

        In September 2008, for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the Compensation Committee compared each element of 2007 compensation to the peer group with a focus on total direct compensation and total cash compensation. Total direct compensation was reviewed in two ways. First, to provide a view of the current value of overall compensation, the paper value of total direct compensation was analyzed by, at the date the data was analyzed (July 17, 2008 when our stock price was $22.49), taking the sum of the base salary, annual cash bonus, "in the money" value of annual stock option grants, and the value of restricted stock awards or other long term incentives. Second, to provide a value of the overall compensation at grant, the Black Scholes value of total direct compensation was analyzed by taking the sum of base salary, annual cash bonus, Black Scholes value of annual stock options as reported by Equilar, the value of the restricted stock awards as reported in the proxy statement for the current year, and the value of long term incentive grants at target as reported by Equilar. In addition, the Compensation Committee reviewed the 2007 compensation levels of the Presidents of North American Delivery and U.S. Retail, by comparing each element of their total direct compensation to salary survey data from Hay Group Executive (92 participants), Hewitt Executive (389 participants) and Watson Wyatt (2,309 participants). In performing all of this analysis, the Compensation Committee also reviewed and considered the results of its expanded peer group analysis from last year.

        Based on its review of 2007 data, the Compensation Committee determined that:

  •
  Our Chief Executive Officer's total direct compensation, excluding special equity awards to the Chief Executive Officers in our peer group, was set at target to be at approximately the 65th percentile of our peer group, and the paper and Black Scholes values for total direct compensation actually approximated the 70th percentile of our peer group, and his total cash compensation was slightly below the median of our peer group. If the special equity awards, including an award to our Chief Executive Officer, were normalized over their respective vesting schedules, our Chief Executive Officer's paper and Black Scholes values for total direct compensation would have been at the 81st and 88th percentiles, respectively, of our peer group. If the special equity awards were reflected in the analysis at full value for the year granted, then our Chief Executive Officer's paper and Black Scholes values for total direct compensation would have been greater than the 90th percentile of our peer group.

  •
  Our Chief Financial Officer's paper and Black Scholes values for total direct compensation were at the 66th and 88th percentiles, respectively, of our peer group, and his total cash compensation was at the 64th percentile of our peer group.

  •
  Our Chief Operating Officer's paper and Black Scholes values for total direct compensation approximated the 75th percentile of our peer group, and his total cash compensation was at the 28th percentile of our peer group.

  •
  Our Presidents of North American Delivery and U.S. Retail had paper and Black Scholes values for total direct compensation that approximated the 75th percentile of the salary survey data, and their total cash compensation was below the median of our peer group.

        To ensure that our relative market performance was taken into account, the Compensation Committee also evaluated our three year (2005-2007) performance in terms of three year compounded annual growth in earnings per share and return to stockholders and three year average percent return on invested capital (ROIC) against our peer group. The following table illustrates, on a percentile basis, Staples' performance relative to the peer group over the three year period.

	3-Year EPS CAGR	3-Year Shareholder Return CAGR	3-Year Avg. ROIC %
Staples	14.9%	4.1%	12.6%
Percentile relative to Peer Group	52%	54%	64%

        The Compensation Committee reviewed the 2007 compensation levels of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer in view of these findings and determined that such levels were consistent with, and appropriate in relation to, our three year performance data relative to our peer group, particularly given our compensation program's focus on median based cash compensation and pay for performance driven total direct compensation. Specifically, the Chief Executive Officer received total cash compensation that generally approximated the median of our peer group, the Chief Financial Officer received total cash compensation that was slightly above median at the 64th percentile of our peer group and the Chief Operating Officer received total cash compensation that was substantially below the median at the 28th percentile of our peer group. For the Chief Financial Officer and the Chief Operating Officer, the Compensation Committee took into consideration, in comparison to the peer data, their respective roles and responsibilities within Staples and in comparison to other similarly situated executives. In addition, excluding special equity grants for several Chief Executive Officers, total direct compensation for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer ranged between the 66th and 88th percentiles of our peer group. The Compensation Committee determined that these compensation levels were appropriate in view of management's success in strengthening the Company's leadership position in the office supplies market and preparing the company for improved future performance.

  2005-2007 Compensation

        The Compensation Committee also compared total cash compensation and total equity value provided to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer over the most recent three year period (fiscal 2005-2007) relative to our peer group. Equity value provided was examined both from a paper value and Black Scholes value perspective. The paper value is the current value of the equity (as of July 17, 2008) granted during the three year period and is the sum of the "in the money" value of stock options and the value of the restricted stock awards and actual long term incentive payouts over the three year period. The Black Scholes value is the value of the equity grants at the time of issuance and is the sum of the Black Scholes value of annual stock options as reported by Equilar, the value of the restricted stock awards as stated in the proxy statement, and the value of long term incentive grants at target as reported by Equilar. In performing this three year analysis, as with its 2007 analysis, the Compensation Committee reviewed the results of its analysis from last year. Based on this review of the most recent three year period, the Compensation Committee determined that the aggregate of total cash compensation and equity value provided to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer during such three year period was appropriate in relation to our performance, in that:

  •
  Our Chief Executive Officer's total cash compensation was at the 38th percentile of our peer group and the Black Scholes and paper values of his total equity, excluding the special equity grants to the Chief Executive Officers in our peer group, were at the 76th and 87th percentiles, respectively, of our peer group. If the special equity grants to the Chief Executive Officers were normalized over their respective vesting schedules, the Black Scholes value of his equity would be at the 73rd percentile of our peer group and the paper value of his equity would exceed the 90th percentile of our peer group. If the special equity awards were reflected at full value for the year granted, the Black Scholes and paper values of his total equity would exceed the 90th percentile of our peer group.

  •
  Our Chief Financial Officer's cash compensation was at the 40th percentile of our peer group, and the Black Scholes and paper values of his total equity approximated the 85th percentile of our peer group.

  •
  Our Chief Operating Officer's cash compensation was less than the 25th percentile of our peer group, and the Black Scholes and paper values of his total equity was at the 75th and 82nd percentiles, respectively, of our peer group.

  Additional CEO Considerations

        In discussing the Chief Executive Officer's compensation relative to our peer group, the Compensation Committee also analyzed proxy statement data of our peer group to assess the competitiveness of his total cash compensation at target, bonus target as a percentage of base salary, and total accumulated wealth over the 2005-2007 period. The Compensation Committee determined that our Chief Executive Officer's fiscal year 2007 total cash compensation at target was at the 29th percentile of our peer group, while actual total cash received approximated the median of our peer group, and that our Chief Executive Officer's bonus target as a percentage of base salary was at the 37th percentile of our peer group at 125%, while the comparable median percentage of our peer group was set at 144%. The Compensation Committee used two different methodologies to compare total accumulated wealth over the 2005-2007 period to our peer group and, while recognizing significant deficiencies in the quality of the data, determined that our Chief Executive Officer's total wealth accumulation over the 2005-2007 period ranged between the 73rd and 88th percentiles of our peer group. For purposes of this accumulated wealth analysis, the value of unvested stock options and exercisable stock options was determined by subtracting the exercise price from the $22.49 closing price of Staples stock on July 17, 2008, and unvested restricted stock was valued at $22.49 per share.

        The above analysis provided the Compensation Committee with general affirmation that its compensation decisions were aligned with the marketplace and our compensation goals and had achieved the Compensation Committee's desired objectives of aligning compensation with short and long term business objectives and motivating and rewarding outstanding performance. As a result of the above analysis, the Compensation Committee did not make any material changes in 2008, and did not formulate any material changes for 2009, to the compensation packages of our named executive officers.

Tally Sheets

        For our Chief Executive Officer and the other named executive officers, the Compensation Committee reviews all components of compensation, including salary, bonus, current value of all stock options and restricted shares outstanding, the dollar value and cost to us of all perquisites and benefits and the projected payout obligations under our Supplemental Executive Retirement Plan and under potential retirement, termination, severance, and change-in-control scenarios. In addition, the Compensation Committee periodically reviews similar information for other senior executives. The Compensation Committee reviews this information to fully understand the financial impact of each of these scenarios to Staples and to the executive. A tally sheet detailing the above components and scenarios with their respective dollar amounts was prepared by management for each of our named executive officers and reviewed by the Compensation Committee in March 2008. The tally sheets were prepared based on compensation data as of the end of fiscal 2007 and assumed that the various scenarios occurred at the end of fiscal 2007. Similar tally sheet information with respect to our 2008 fiscal year is presented under the heading "Potential Payments Upon Termination or Change-in-Control." Based on this review and the views of the Compensation Committee's independent compensation consultant, the Compensation Committee found the total compensation for each of our named executive officers under these various scenarios to be reasonable after taking into account many factors, including, but not limited to, the contributions of the executive to Staples, the financial performance of Staples, the marketplace, the particular contemplated scenario and the guidance provided by the compensation consultant.

Input from Management

        Certain officers within our Human Resources department regularly attend Compensation Committee meetings to provide information and recommendations regarding our executive compensation program, including the Executive Vice President of Human Resources and Vice President of Compensation, Benefits and HR Planning. Among other things, these officers present our Chief Executive Officer's recommendations regarding any change in the base salary, bonus, equity compensation, goals related to performance based cash or equity compensation and other benefits of other senior executives, and these officers also compile other relevant data at the request of the Compensation Committee. The Chief Executive Officer's recommendations are based in part on the results of annual performance reviews of the other executives. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of such executives other than our Chief Executive Officer. The Chief Executive Officer, at the discretion of the Compensation Committee, may be invited to attend all or part of any Compensation Committee meeting to discuss compensation matters pertaining to the other executives, and in fiscal 2008, he attended two of the five meetings of the Compensation Committee. The Compensation Committee generally meets in executive sessions with its independent compensation consultant without any member of management present when discussing compensation matters pertaining to our Chief Executive Officer.

        The Compensation Committee has delegated authority to the Chairman and Chief Executive Officer to grant stock options, restricted stock units and restricted stock to non-executive employees out of an annual pool of 600,000 shares. Despite this delegation of authority, no awards from the annual pool were granted by the Chairman and Chief Executive Officer in 2008. The annual pool is designed to be used between quarterly Compensation Committee meetings to facilitate making new hire and retention grants and to reward special accomplishments and achievements of associates. Awards from the annual pool that are granted by the Chairman and Chief Executive Officer are granted on the earlier of the first business day of the month that follows his approval or two business days after the Compensation Committee's ratification.

Related Policies and Considerations

Employment, Termination of Employment and Change-In-Control Agreements

        We have not entered into any employment agreements with any of our named executive officers. We have entered into severance benefit agreements with each of our named executive officers, which are described under the heading "Potential Payments upon Termination or Change-in-Control" later in this proxy statement.

        Severance benefits agreements have historically been offered to our named executive officers in order to address competitive concerns when the named executive officers were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join Staples. In December 2006, the Compensation Committee had its independent compensation consultant conduct a benchmarking and best practice study of severance arrangement practices, including change in control protections, at Fortune 200 companies. The finding of the study was that our severance arrangements were deemed to be similar to those extended to senior executives at other leading companies in the external market.

        Each of the named executive officers has executed a Non-Competition and Non-Solicitation Agreement and a Confidentiality Agreement that covers the two year period subsequent to termination of their employment. Violation of any of the terms of these agreements entitles us to recover any severance payments and value received in connection with any equity awards.

Stock Ownership Guidelines

        Prior to the later of December 7, 2009 or five years after becoming an executive officer, each executive officer must hold shares of our common stock equal in value to at least a defined multiple of his or her salary as follows:

Position	Ownership Level
CEO	5×salary
CFO or COO	4×salary
President, North American Delivery	3×salary
President, Staples International	3×salary
President, U.S. Retail	3×salary
Other executive officers	2×salary

        All shares owned outright, unvested restricted stock and vested stock options are taken into consideration in determining compliance with these ownership guidelines. The value of stock options for this purpose is the excess of the market price of the underlying stock over the exercise price. Each of the named executive officers met our stock ownership guidelines in our 2008 fiscal year.

Tax and Accounting Implications

        Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to our Chief Executive Officer and to our three most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934 is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that support attraction and retention of key executives.

        Cash bonuses paid under the Executive Officer Incentive Plan for our 2008 through 2012 fiscal years, which was approved by stockholders at our 2008 Annual Meeting, stock options awarded under our stock option plans, which were also approved by stockholders, and the performance share awards granted in 2008 are performance based and are potentially deductible for us. Time-based restricted stock does not qualify for the performance based exception to

Section 162(m), but the Compensation Committee believes that the retention benefit derived from such awards outweighs any tax benefit to us.

        The compensation that we pay to the named executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning with our 2006 fiscal year, we began accounting for stock-based compensation under our Amended and Restated 2004 Stock Incentive Plan and all predecessor plans in accordance with the requirements of FASB Statement No. 123(R).

Compensation Committee Report

        The Compensation Committee of Staples' Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Martin Trust, Chairperson Arthur M. Blank Mary Elizabeth Burton Carol Meyrowitz Paul F. Walsh

 SUMMARY COMPENSATION TABLE

        The following table sets forth certain information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers at the end of our 2008 fiscal year, who we refer to collectively as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Ronald L. Sargent	2008	1,112,000	2,501,948	4,279,509	0	483,963	8,377,420
Chairman & Chief Executive Officer	2007	1,108,775	5,701,269	3,568,908	621,006	471,292	11,471,250
	2006	1,070,192	7,390,786	3,290,021	1,523,018	437,018	13,711,035
John J. Mahoney	2008	673,400	1,241,576	2,297,350	0	151,050	4,363,376
Vice Chairman & Chief Financial	2007	671,450	1,501,345	2,538,509	225,640	192,223	5,129,167
Officer	2006	650,435	3,487,939	2,610,511	554,619	178,595	7,482,099
Michael A. Miles, Jr.	2008	673,400	438,001	1,757,856	0	97,757	2,967,014
President & Chief Operating Officer	2007	671,450	984,525	1,774,439	225,640	76,538	3,732,592
	2006	650,529	2,437,252	1,434,106	554,596	72,843	5,149,326
Joseph G. Doody	2008	522,400	1,047,367	1,717,798	0	115,905	3,403,470
President, North American Delivery	2007	520,883	1,009,995	1,719,352	252,145	119,454	3,621,829
	2006	504,333	1,611,098	754,174	447,715	118,433	3,435,753
Demos Parneros	2008	522,400	339,905	884,725	0	83,354	1,830,384
President, U.S. Retail	2007	520,533	569,210	722,485	106,744	81,068	2,000,040
	2006	500,379	1,694,507	580,290	306,760	90,930	3,172,866

(1)
The amounts shown in the Stock Awards and Option Awards columns for 2008 represent the accounting expense that we recognized under FASB Statement No. 123(R) during our 2008 fiscal year for awards from our 2008 fiscal year and prior years, not the actual amounts paid to or realized by the named executive officers during our 2008 fiscal year. The FASB 123(R) fair value amount as of the grant date for stock awards and stock options generally is spread over the number of months of service required for the grant to vest. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in our financial statement reporting for such awards.

(2)
Reflects the annual expense for restricted stock and performance share awards granted to the named executive officers. The fair value of these awards is based on the market price of our common stock on the date of grant. These restricted stock awards vest according to specific schedules, ranging from three to five years. The shares of restricted stock awarded to Messrs. Sargent, Mahoney and Doody will fully vest prior to the scheduled vesting date upon their retirement or resignation under our rule of 65, should they leave Staples before the end of the applicable vesting period. Shares of our common stock covered by the performance share awards are issued at the end of a three year performance period if applicable performance objectives are met, and may be issued before the end of such period in certain circumstances following a change-in-control of Staples.

(3)
For options granted prior to May 1, 2005, the fair value for these options was estimated as of the date of grant using a Black-Scholes option-pricing model. For stock options granted on or after May 1, 2005, the fair value of each award is estimated as of the date of grant using a binomial valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note I to Consolidated Financial Statements contained in our Annual Report on Form 10-K for our 2008 fiscal year. Except for the stock options awarded to Messrs. Mahoney and Doody in 2006, 2007 and 2008 and as noted below for Mr. Sargent, each of the options vests ratably on an annual basis over a four-year period, provided that the option recipient continues to be employed by us on such dates. The stock options awarded to Messrs. Mahoney and Doody will fully vest prior to their scheduled vesting date upon their retirement or resignation under our rule of 65, should they leave Staples before the end of the applicable vesting period. The stock options awarded to

  Mr. Sargent will fully vest prior to their scheduled vesting date upon his retirement or resignation under our rule of 65, should he leave Staples after September 2010 but before the end of the applicable vesting period.

(4)
Represents amounts earned under our Executive Officer Incentive Plan for our 2008, 2007 and 2006 fiscal years.

(5)
Includes the following items, as applicable to each named executive officer:

•
Contributions made on a matching basis pursuant to the terms of our 401(k) plan and Supplemental Executive Retirement Plan ("SERP");

•
Dividend equivalents paid on shares of restricted stock;

•
Premiums paid under our executive life insurance, long-term disability and long-term care plans;

•
Economic benefit provided by prior premiums paid under a frozen executive split dollar plan;

•
Tax preparation services and reimbursement of taxes owed with respect to such services; and

•
Executive physical and registry program.

        The table below sets forth the dollar amounts that we paid for each applicable item listed above.

All Other Compensation

Name	Year	401(k)	SERP	Dividend Equivalents	Executive Life Insurance	Long-Term Disability	Long-Term Care	Split Dollar	Tax Services	Physical
Ronald L. Sargent	2008	$2,301	$69,324	$210,850	$121,030	$28,903	$1,555	$0	$50,000	$0
	2007	2,250	105,143	130,993	121,030	28,903	1,555	27,547	53,871	0
	2006	2,200	95,743	132,000	121,030	28,903	1,555	21,913	33,674	0
John J. Mahoney	2008	2,299	35,965	27,904	69,174	8,825	1,883	0	5,000	0
	2007	2,250	48,965	29,302	69,174	8,825	1,883	23,240	8,584	0
	2006	2,200	40,394	28,050	69,174	8,825	1,883	19,485	8,584	0
Michael A. Miles, Jr.	2008	2,299	35,965	45,286	2,955	5,417	1,206	0	2,500	2,129
	2007	2,250	48,964	11,902	1,817	4,292	1,206	0	4,292	1,815
	2006	2,200	40,052	16,500	1,817	6,347	1,206	0	4,721	0
Joseph G. Doody	2008	2,298	30,978	29,352	46,481	0	1,796	0	5,000	0
	2007	2,250	38,683	6,715	46,481	0	1,796	13,095	8,584	1,850
	2006	2,200	30,464	18,157	46,481	0	1,796	10,751	8,584	0
Demos Parneros	2008	2,298	25,162	29,352	15,149	5,230	1,206	0	4,957	0
	2007	2,250	33,017	6,706	17,749	6,128	1,206	5,428	8,584	0
	2006	2,200	29,330	24,750	17,749	6,128	1,206	4,503	5,064	0

 GRANTS OF PLAN-BASED AWARDS FOR 2008 FISCAL YEAR

        The following table sets forth summary information regarding grants of plan-based awards made to the named executive officers for our 2008 fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*			Estimated Future Payouts Under Equity Incentive Plan Awards (1)*
									All other Stock Awards: Number of Shares of Stock or Units (#) (2)*	All Other Option Awards: Number of Securities Underlying Options (#) (3)*	Exercise or Base Price of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald L. Sargent			139,000	1,390,000	2,780,000							$2,550,907
	3/13/2008	3/11/2008				88,656	118,207	236,414				$2,537,808	(5)
	3/13/2008	3/11/2008							117,600			$1,700,611
	7/1/2008	6/9/2008							69,984			$4,251,506
	7/1/2008	6/9/2008								603,932	24.30
John J. Mahoney			50,505	505,050	1,010,100
	3/13/2008	3/11/2008				40,470	53,959	107,918				$1,164,435
	3/13/2008	3/11/2008							64,400			$1,389,752	(5)
	7/1/2008	6/9/2008							31,946			$776,288
	7/1/2008	6/9/2008								275,682	24.30	$1,940,721
Michael A. Miles, Jr.			50,505	505,050	1,010,100
	3/13/2008	3/11/2008				40,470	53,959	107,918				$1,164,435
	3/13/2008	3/11/2008							64,400			$1,389,752	(5)
	7/1/2008	6/9/2008							31,946			$776,288
	7/1/2008	6/9/2008								275,682	24.30	$1,940,721
Joseph G. Doody			31,344	313,440	626,880
	3/13/2008	3/11/2008				23,705	31,606	63,212				$682,057
	3/13/2008	3/11/2008							47,200			$1,018,576	(5)
	7/1/2008	6/9/2008							18,713			$454,726
	7/1/2008	6/9/2008								161,478	24.30	$1,136,759
Demos Parneros			31,344	313,440	626,880
	3/13/2008	3/11/2008				23,705	31,606	63,212				$682,057
	3/13/2008	3/11/2008							47,200			$1,018,576	(5)
	7/1/2008	6/9/2008							18,713			$454,726
	7/1/2008	6/9/2008								161,478	24.30	$1,136,759

*
Equity awards are granted pursuant to our Amended and Restated 2004 Stock Incentive Plan. Non-equity awards are granted pursuant to our Executive Officer Incentive Plan for fiscal year 2008.

(1)
The amounts shown reflect potential shares payable pursuant to performance share awards granted on March 13, 2008 for the 2008-2010 performance period, payable at the end of the three year period if the applicable goal is met. The threshold achievement payout is 75% of target and maximum achievement payout is 200% of target. Performance below a threshold level results in no payout. Management currently believes that it is likely that actual performance will fall below the threshold level, resulting in no payout under such performance share awards.

(2)
Unless otherwise noted, the restricted stock vests 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant. The vesting of these restricted stock awards is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" below. For awards prior to 2009, dividend equivalents will be paid in cash on the shares of unvested restricted stock listed in the table to the same extent and at the same rate that cash dividends are paid on our outstanding shares of common stock.

(3)
Stock options vest 25% per year after the date of grant. The exercisability of the options is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" below.

(4)
The grant date fair value of the restricted stock granted on July 1, 2008 is $24.30 per share. The grant date fair value of the stock options granted on July 1, 2008 is $7.04 per share. The grant date fair value of the restricted stock granted on March 13, 2008 is $21.58 per share.

(5)
The restricted stock award vests 50% on February 2, 2009 and 50% on February 1, 2010. The vesting of these restricted stock awards is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" below.

Accelerated Vesting of Awards

        Under certain circumstances the vesting or payout of stock option, restricted stock and performance share awards may be accelerated as follows.

  •
  Rule of 65.  If the named executive officer retires or resigns and the sum of his age (minimum age of 55) and years of service equals or exceeds 65, then all restricted stock and stock option awards granted after June 30, 2004 vest in full. Any payouts under any outstanding performance share awards will be based on actual results at the end of the applicable performance period as if the named executive officer were employed throughout such period. Once the named executive officer meets the requirements of our rule of 65, a number of unvested shares of restricted stock that is sufficient to satisfy any tax obligations triggered by such event will vest.

  •
  Death or Disability.  All restricted stock and stock options vest in full upon the named executive officer's death or disability. Any payouts under any outstanding performance share awards will be based on actual results at the end of the applicable performance period as if the named executive officer were employed throughout such period.

  •
  Change-in-Control.  Under our standard form of non-qualified stock option agreement, a change-in-control would result in a partial vesting acceleration of outstanding options, and a termination without cause (or resignation for good reason) within one year after a change-in-control would result in acceleration of vesting of all outstanding options. Under our standard form of restricted stock award agreement, a change-in-control would result in acceleration of vesting of all outstanding restricted shares if (1) the change-in-control results in the named executive officer not being offered employment by the surviving corporation under certain conditions or (2) within one year following the change-in-control, the named executive officer's employment is terminated without cause (or the officer resigns for good reason). Under our performance share award agreement, a change-in-control would result in the number of shares associated with target performance objectives being issued before the end of the performance period if (a) the named executive officer does not accept employment with the surviving corporation upon the change-in-control or (b) within one year after the change-in-control, the named executive officer is terminated without cause (or resigns for good reason).

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

        The following table sets forth summary information regarding the outstanding equity awards held by each of the named executive officers as of the end of our 2008 fiscal year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Ronald L. Sargent	0	603,932	24.30	7/1/2018	69,984		1,115,545	88,656	(5)	1,413,177
	139,413	418,240	24.42	7/2/2017	117,600		1,874,544	87,426	(6)	1,393,570
	215,625	215,625	24.50	7/3/2016	69,640		1,110,062	187,500	(7)	2,988,750
	393,750	131,250	21.29	6/30/2015	375,000	(8)	5,977,500	124,200	(9)	1,979,748
	525,000	0	19.12	7/1/2014	38,350		611,299
	525,000	0	12.88	7/31/2013
	525,000	0	10.6266	8/31/2012
	37,500	0	13.46	3/31/2012
	1,125,000	0	11.60	1/3/2012
	412,500	0	9.7466	8/5/2011
	281,250	0	9.9583	10/18/2010
	108,125	0	10.25	7/31/2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
John J. Mahoney	0	275,682	24.30	7/1/2018	42,146	671,807	40,470	(5)	645,092
	63,639	190,918	24.42	7/2/2017	18,517	295,161	39,908	(6)	636,134
	115,426	115,428	24.50	7/3/2016	18,608	296,612	56,700	(9)	903,798
	112,500	37,500	21.29	6/30/2015	11,952	190,515
	150,000	0	19.12	7/1/2014
	150,000	0	12.88	7/31/2013
	150,000	0	10.6266	8/31/2012
	150,000	0	9.7466	8/5/2011
	157,500	0	9.9583	10/18/2010
	135,000	0	10.25	7/31/2010
	135,000	0	20.625	7/31/2009
Michael A. Miles, Jr.	0	275,682	24.30	7/1/2018	31,946	509,219	40,470	(5)	645,092
	63,639	190,918	24.42	7/2/2017	64,400	1,026,536	39,908	(6)	636,134
	115,426	115,428	24.50	7/3/2016	31,789	506,717	56,700	(9)	903,798
	168,750	56,250	21.29	6/30/2015	20,521	327,105
	225,000	0	19.12	7/1/2014
	225,000	0	16.2666	10/31/2013
Joseph G. Doody	0	161,478	24.30	7/1/2018	27,494	438,254	23,705	(5)	377,858
	37,276	111,828	24.42	7/2/2017	12,189	194,293	23,376	(6)	372,613
	65,083	65,085	24.50	7/3/2016	10,900	173,746	33,210	(9)	529,367
	56,250	18,750	21.29	6/30/2015	7,890	125,767
	75,000	0	19.12	7/1/2014
	75,000	0	12.88	7/31/2013
	75,000	0	10.6266	8/31/2012
	150,000	0	13.3333	4/3/2012
Demos Parneros	0	161,478	24.30	7/1/2018	18,713	298,285	23,705	(5)	377,858
	37,276	111,828	24.42	7/2/2017	47,200	752,368	23,376	(6)	372,613
	65,083	65,085	24.50	7/3/2016	18,621	296,819	33,210	(9)	529,367
	56,250	18,750	21.29	6/30/2015	11,563	184,314
	75,000	0	19.12	7/1/2014
	75,000	0	12.88	7/31/2013
	75,000	0	10.6266	8/31/2012
	9,499	0	13.3533	5/31/2012
	75,000	0	13.26	5/29/2012
	18,000	0	9.7466	8/5/2011
	13,500	0	9.9583	10/18/2010
	1,702	0	8.0679	7/31/2010
	18,000	0	10.25	7/31/2010
	13,500	0	9.375	7/6/2010
	1,648	0	10.10	4/27/2010
	18,000	0	20.625	7/31/2009

(1)
Stock options vest 25% per year after the date of grant, subject to accelerated vesting in the circumstances described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table above.

(2)
The Expiration Date is the tenth anniversary of the date of grant.

(3)
Unless otherwise noted, restricted stock vests 50% two years after the date of grant and 100% three years after the date of grant, subject to accelerated vesting in the circumstances described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table above.

(4)
Based on the fair market value of our common stock on January 31, 2009 ($15.94 per share).

(5)
Threshold payout of performance share award that vests subject to satisfaction of performance objectives for the 2008-2010 performance period, with a vesting date in March 2011.

(6)
Threshold payout of performance share award that vests subject to satisfaction of performance objectives for the 2007-2009 performance period, with a vesting date in March 2010.

(7)
Threshold payout of performance share award that vests subject to satisfaction of performance objectives for the 2007-2011 performance period, with a vesting date in March 2012, subject to accelerated vesting upon death, disability or termination without cause or following a change-in-control of Staples, if Mr. Sargent is not offered employment by the surviving corporation under certain conditions or his employment is terminated without cause or he resigns for good reason within one year of such change-in-control.

(8)
Restricted stock award vesting in full on March 8, 2012, subject to accelerated vesting upon death, disability or termination without cause or following a change-in-control of Staples, if Mr. Sargent is not offered employment by the surviving corporation under certain conditions or his employment is terminated without cause or he resigns for good reason within one year of such change-in-control.

(9)
Threshold payout of performance share award that vests subject to satisfaction of performance objectives for the 2006-2008 performance period, with a vesting date in March 2009. These performance objectives were not achieved and the Compensation Committee did not approve any payouts under this award.

OPTION EXERCISES AND STOCK VESTED DURING 2008 FISCAL YEAR

        The following table summarizes the option exercises and vesting of stock awards for each of the named executive officers during our 2008 fiscal year.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($) (2)
Ronald L. Sargent	1,000,000	10,573,854	38,350	895,089
John J. Mahoney	0	0	96,346	2,186,485
Michael A. Miles, Jr.	0	0	20,520	478,937
Joseph G. Doody	35,795	566,855	107,659	2,618,380
Demos Parneros	27,000	268,682	11,562	269,857

(1)
Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)
Represents the fair market value of the stock award on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION FOR 2008 FISCAL YEAR

        The following table sets forth summary information with respect to each of the named executive officers regarding contributions to our Supplemental Executive Retirement Plan ("SERP") for our 2008 fiscal year.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($) *	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ronald L. Sargent	262,261	69,324	(479,998)	0	2,739,025
John J. Mahoney	71,920	35,965	(386,371)	0	737,555
Michael A. Miles	35,965	35,965	17,137	0	395,258
Joseph G. Doody	387,276	30,978	(1,472,634)	0	2,189,786
Demos Parneros	31,461	25,162	(128,686)	0	370,466

    *
    These contribution amounts are included in the All Other Compensation column of the Summary Compensation Table included in this proxy statement.

        Our SERP is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Our SERP provides participants with a range of well diversified investment options similar to our 401(k) plan. Eligible executives, including the named executive officers, may contribute up to 100% of their base salary and bonus and will receive matching contributions in cash equal to 100% of each dollar saved, up to a maximum of 4% of base salary and bonus. The matching contributions are credited at an interest rate established at the beginning of each year, which is based upon the declared crediting rate on life insurance policies designated by the plan administrator to fund the plan. For 2008, the annual interest rate was 5.28%. The matching contributions generally vest 20% per year during the first five years of service based on hours worked during a calendar year. After five years of service, participants are fully vested in all matching contributions. All of our named executive officers are fully vested in their SERP balances. Benefits generally are paid to the participant in accordance with a predefined distribution schedule based on the requirements of Section 409A under the Internal Revenue Code.

Potential Payments Upon Termination or Change-in-Control

        The tables below show the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below and the discussion that follows assume that such termination occurred on January 31, 2009. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to associates generally.

Fiscal 2008 Termination and Change-in-Control Scenarios

	Retirement or Resignation	Termination for Cause	Termination Without Cause	Resignation for Good Reason	Termination Following Change-in- Control	Change- in-Control Only	Death or Disability
Ronald L. Sargent *
Cash Severance Payment	$0	$0	$4,537,669	$4,537,669	$6,806,504	$0	$0
Value of Accelerated Vesting of Equity Compensation	$0	$0	$10,688,950	$0	$20,804,426	$10,115,476	$20,804,426
SERP Lump Sum Value Payout	$2,739,025	$2,739,025	$2,739,025	$2,739,025	$2,739,025	$0	$2,739,025
Continuation of Benefits	$0	$0	$258,410	$258,410	$388,131	$0	$599,196
Death Benefit Payout	$0	$0	$0	$0	$0	$0	$6,394,000	(1)
Excise and 409A Tax (Grossed-up)	$0	$0	$0	$0	$0	$0	$0
Total	$2,739,025	$2,739,025	$18,224,054	$7,535,104	$30,738,086	$10,115,476	$30,536,647

	Retirement or Resignation	Termination for Cause	Termination Without Cause or Resignation for Good Reason	Termination Following Change-in- Control	Change- in-Control Only	Death or Disability
John J. Mahoney *
Cash Severance Payment	$0	$0	$1,582,331	$2,109,775	$0	$0
Value of Accelerated Vesting of Equity Compensation	$4,025,233	$0	$4,025,233	$4,025,233	$2,571,138	$4,025,233
SERP Lump Sum Value Payout	$737,555	$737,555	$737,555	$737,555	$0	$737,555
Continuation of Benefits	$9,800	$9,800	$125,637	$268,305	$0	$0
Death Benefit Payout	$0	$0	$0	$0	$0	$2,861,950	(1)
Total	$4,772,588	$747,355	$6,470,756	$7,140,868	$2,571,138	$7,624,738

Michael A. Miles *
Cash Severance Payment	$0	$0	$1,578,508	$2,104,678	$0	$0
Value of Accelerated Vesting of Equity Compensation	$0	$0	$0	$4,940,715	$2,571,138	$4,940,715
SERP Lump Sum Value Payout	$395,258	$395,258	$395,258	$395,258	$0	$395,258
Continuation of Benefits	$0	$0	$14,794	$20,071	$0	$0
Death Benefit Payout	$0	$0	$0	$0	$0	$2,861,950	(1)
Total	$395,258	$395,258	$1,988,560	$7,460,722	$2,571,138	$8,197,923

Joseph G. Doody *
Cash Severance Payment	$0	$0	$855,936	$1,283,904	$0	$0
Value of Accelerated Vesting of Equity Compensation	$2,438,055	$0	$2,438,055	$2,438,055	$1,505,995	$2,438,055
SERP Lump Sum Value Payout	$2,189,786	$2,189,786	$2,189,786	$2,189,786	$0	$2,189,786
Continuation of Benefits	$9,142	$9,142	$60,635	$86,392	$0	$0
Death Benefit Payout	$0	$0	$0	$0	$0	$1,985,120	(1)
Total	$4,636,983	$2,198,928	$5,544,412	$5,998,137	$1,505,995	$6,612,961

Demos Parneros *
Cash Severance Payment	$0	$0	$739,250	$1,108,875	$0	$0
Value of Accelerated Vesting of Equity Compensation	$0	$0	$0	$3,037,781	$1,505,995	$3,037,781
SERP Lump Sum Value Payout	$370,466	$370,466	$370,466	$370,466	$0	$370,466
Continuation of Benefits	$0	$0	$25,787	$38,700	$0	$0
Death Benefit Payout	$0	$0	$0	$0	$0	$1,984,120	(1)
Total	$370,466	$370,466	$1,135,503	$4,555,822	$1,505,995	$5,392,367

*
Payouts are subject to regulations issued under Section 409A of the Internal Revenue Code.

(1)
Includes payout under our survivor death benefit plan and our Executive Officer Incentive Plan at target.

        See below for additional explanation of the terms of these payments and our assumptions calculating them.

Retirement or Resignation

        If a named executive officer who satisfies the conditions of our rule of 65 retires or resigns, all restricted stock and stock option awards granted to such named executive officer after June 30, 2004 will vest in full. Under our rule of 65, performance share awards held by such named executive officer will not be accelerated upon his retirement or resignation and the share payout, if any, will be based on actual results and occur at the end of the performance period as if he had been employed on such date. A named executive officer who satisfies the conditions of our rule of 65 may exercise any vested options within three years of his retirement or resignation. Our rule of 65 is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table earlier in this proxy statement. Only Messrs. Mahoney and Doody met the age and service requirements under our rule of 65 as of January 31, 2009. The value of accelerated vesting of equity compensation listed in the table above represents unvested restricted stock and stock option awards and unearned shares covered by performance share awards held by Messrs. Mahoney and Doody. The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. Messrs. Mahoney's and Doody's continuation of benefits represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination for Cause

        In the event of a termination for cause, the named executive officer is entitled to his contributions and our matching contributions to our SERP and any investment gains on such contributions. Messrs. Mahoney's and Doody's continuation of benefits represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination without Cause or Resignation for Good Reason

        We have entered into severance benefit agreements with each of the named executive officers that provide compensation following a termination without cause or resignation for good reason. The circumstances constituting cause or good reason are specifically described in the severance benefits agreements for the named executive officers, which are listed as exhibits to our most recent Annual Report on Form 10-K. In general,

  •
  a termination will be for cause if the named executive officer has willfully failed to perform his duties, breached any confidentiality or non-compete agreement with us, or engaged in misconduct that harms us; and

  •
  the named executive officer will have good reason to resign if we significantly diminish his authority or responsibilities, reduce his salary or eligibility for bonus and other benefits, or require that he relocate his office more than 50 miles following a change-in-control of Staples.

        Under the severance benefits agreements, following our termination of the named executive officer's employment without cause or the named executive officer's resignation for good reason:

  •
  Mr. Sargent is entitled to continuation of salary, bonus and certain health and welfare benefits for 24 months.

  •
  Messrs. Mahoney and Miles are entitled to continuation of salary, bonus and certain health and welfare benefits for 18 months.

  •
  Messrs. Doody and Parneros are entitled to continuation of salary, bonus and certain health and welfare benefits for 12 months.

        In addition, under Mr. Sargent's severance benefits agreement, if we terminate Mr. Sargent's employment without cause (but not if Mr. Sargent resigns for good reason), all of his stock options become exercisable in full and any restrictions on the vesting of his restricted stock awards lapse.

        The cash severance payments listed in the tables above represent the value of salary and bonus continuation to the named executive officers under the severance benefits agreements. The values of accelerated vesting of equity compensation listed in the tables above represent unvested restricted stock and stock option awards held by Messrs. Sargent, Mahoney and Doody, exclude the unearned shares covered by Mr. Sargent's performance share awards, and include the unearned shares covered by Messrs. Mahoney's and Doody's performance share awards. Mr. Sargent's unvested restricted stock and stock option awards are accelerated upon termination without cause pursuant to his severance benefits agreement, and his performance share awards are forfeited upon termination without cause or resignation for good reason. Under our rule of 65, Messrs. Mahoney's and Doody's unvested restricted stock and stock option awards are accelerated and the share payout, if any, under their performance share awards will be based on actual results and occur at the end of the performance period as if they had been employed throughout such period. In addition, under our rule of 65, any vested stock options may be exercised by the named executive officer within three years following termination without cause or resignation for good reason. The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. The continuation of benefits listed in the tables above include health, dental and executive life insurance coverage provided under the severance benefits agreements and, for Messrs. Mahoney and Doody, the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend.

Termination Following Change-in-Control

        Under our severance benefits agreements with the named executive officers, if we terminate the named executive officer's employment without cause or the named executive officer resigns for good reason within two years following a change-in-control of Staples, the named executive officer would receive payments in addition to those triggered by a termination without cause or resignation for good reason. The circumstances constituting a change-in-control of Staples are specifically described in the severance benefits agreements for the named executive officers, which are listed as exhibits to our most recent Annual Report on Form 10-K. In general, a change-in-control will occur if another person becomes the owner of 30% or more of the combined voting power of our stock, there is an unwelcome change in a majority of the members of our Board, or our stockholders approve a merger with another entity in which our stockholders fail to own more than 75% of the combined voting power of the surviving entity. Upon a termination following a change-in-control, Mr. Sargent would receive an additional 12 months of salary, bonus, and certain health and welfare benefits, and each other named executive officer would receive an additional six months of salary, bonus and health and welfare benefits. Under the terms of Mr. Sargent's severance benefits agreement, we will also reimburse Mr. Sargent for any excise tax under Section 280G of the Internal Revenue Code incurred in connection with a termination without cause or resignation for good reason following a change-in-control of Staples. In addition, the vesting or payout of the named executive officers' restricted stock awards, stock option awards and performance share awards is accelerated following a change-in-control, as described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table earlier in this proxy statement.

        The cash severance payments listed in the tables above represent the value of salary and bonus continuation to the named executive officers under the severance benefits agreements. The values of accelerated vesting of equity compensation listed in the tables above represent unvested restricted stock and stock option awards held by the named executive officers and the unearned shares covered by their performance share awards. The named executive officer may exercise any vested options within three years of the termination date under our rule of 65 and otherwise within 6 months of the termination date. The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. Our Board may also direct that our SERP be terminated within 12 months of the change-in-control and that all participants be fully vested in their accounts, with assets being distributed within 12 months of the termination date. The continuation of benefits listed in the tables above include health, dental and executive life insurance coverage provided under the severance benefits agreements and, for Messrs. Mahoney and Doody, the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend. The individual components comprising the continuation of benefits are set forth in the table below.

Change-in-Control Only

        Under our non-qualified stock option agreements with all of our associates, including the named executive officers, a change-in-control would result in a partial vesting acceleration of outstanding options. Specifically, the vesting schedule of such options would accelerate such that an additional 25% of the underlying shares would become immediately exercisable and the remaining unvested shares would vest ratably on each vesting date following such change-in-control. The circumstances constituting a change-in-control of Staples are specifically described in our form of non-qualified stock option agreement, which is listed as an exhibit to our most recent Annual Report on Form 10-K. In general, a change-in-control will occur if another person becomes the owner of 30% or more of the combined voting power of our stock, there is an unwelcome change in a majority of the members of our Board of Directors, or our stockholders approve a merger with another entity in which our stockholders prior to the merger fail to own more than 75% of the combined voting power of the surviving entity.

Death or Disability

        Termination due to death or disability would result in vesting acceleration of certain equity awards, which is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2008 Fiscal Year table earlier in this proxy statement. The values of accelerated vesting of equity compensation listed in the tables above represent unvested restricted stock and stock option awards held by the named executive officers and the unearned shares covered by their performance share awards. In general, any vested stock options may be exercised by the named executive officer or his estate within one year following termination for death or disability.

        If the termination is due to the named executive officer's death, his beneficiaries or estate would be entitled to a lump sum payment under our SERP, a target level award payment from the Executive Officer Incentive Plan and payments from our survivor death benefit plan. Payouts under our survivor death benefit plan which includes 100% of base salary and target bonus for the first year and 50% of base salary and target bonus for the second and third years are made monthly over a period of three years. The death benefit payouts from insurance policies for which the named executive officers pay the premiums are not included in the table above. Payouts under these policies would be $2,020,200, $1,500,000, $1,567,200, and $1,567,200 for Messrs. Mahoney, Miles, Doody, and Parneros, respectively. Mr. Sargent's life insurance coverage is in the form of a second-to-die policy providing for payments either upon the later of his death or his wife's death. For purposes of the table above, we have assumed that payments under this policy (which would amount to approximately $12,690,000) are not triggered. In the event that Mr. Sargent were to die first, we would continue to pay the executive life insurance premiums needed to support the $12,690,000 death benefit.

        If the termination is due to the named executive officer's disability, he would be entitled to receive a distribution from our SERP, generally in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. The named executive officer would also be entitled to receive disability payments from our disability carriers, if the named executive officer has enrolled in such policy. Disability coverage is generally designed to replace 60% of the named executive officer's compensation up to $600,000 for each of the other named executive officers. The disability benefit payouts from insurance policies for which the named executive officers pay the premiums are not included in the table above. In addition, executive life insurance premiums will be continued to age 65 as necessary to support the life insurance coverage in place at the time of disability.

Agreements Affecting Payments

        Each of the named executive officers has executed a Non-Competition and Non-Solicitation Agreement and a Confidentiality Agreement that cover the two year period subsequent to termination of his employment. Violation of any of the terms of these agreements entitles us to recover any severance payments and value received in connection with any equity awards. In addition, if a named executive officer is terminated for cause or we determine within 6 months of a named executive officer's resignation that his prior conduct warranted termination for cause, any vested equity awards will be forfeited and we may recover any profit earned upon the sale or other transfer by the named executive officer of any vested equity awards.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 31, 2009. The equity compensation plans under which we may grant equity awards consist of the Amended and Restated 2004 Stock Incentive Plan, the Amended and Restated 1998 Employee Stock Purchase Plan and the Amended and Restated International Employee Stock Purchase Plan, all of which have been approved by our stockholders.

EQUITY COMPENSATION PLAN INFORMATION AT 2008 FISCAL YEAR END

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (2) (c)
Equity compensation plans approved by security holders	50,812,721	(3)	$17.52	22,108,661	(4)
Equity compensation plans not approved by security holders	66,092	(5)	15.51	0

Total	50,878,813		$17.52	22,108,661

(1)
Weighted-average exercise price calculation excludes outstanding performance share awards and includes all restricted stock units, which do not have an exercise price. Excluding restricted stock units, the weighted-average exercise price of outstanding options, warrants and rights would be $18.86 for equity compensation plans approved by security holders, $15.51 for equity compensation plans not approved by security holders and $18.85 for all equity compensation plans.

(2)
Does not include up to a maximum of approximately 15,002,415 additional shares that may become available for issuance under the Amended and Restated 2004 Stock Incentive Plan through the expiration, termination, surrendering, cancellation, forfeiture or settlement of options or restricted stock awards granted under the Amended and Restated 1992 Equity Incentive Plan (the "1992 Plan"), as provided in the Amended and Restated 2004 Stock Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after February 1, 2009, one-half of the total number of shares of common stock covered by the Amended and Restated 2004 Stock Incentive Plan (including any shares that may become available through the 1992 Plan, as described above) may be granted in the form of restricted stock or other stock-based awards other than options or stock appreciation rights.

(3)
Issued pursuant to our Amended and Restated 1990 Director Stock Option Plan, the 1992 Plan and our Amended and Restated 2004 Stock Incentive Plan. We continue to grant equity awards only under the Amended and Restated 2004 Stock Incentive Plan. Includes a number of shares estimated as of our 2008 fiscal year end that are issuable under performance share awards described under the heading "Long-Term Equity Incentives" in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Includes 355,361 shares available for issuance under our Amended and Restated 1998 Employee Stock Purchase Plan (the "ESPP") and 14,028 shares available for issuance under our Amended and Restated International Employee Stock Purchase Plan (the "IESPP"). We currently do not have enough shares available to complete the current offering period which ends on June 30, 2009. We will need 947,371 shares for issuance under the ESPP and 154,792 shares for issuance under the IESPP for the current offering period, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2008 and based on a fair market value of $18.79 per share for our common stock on January 2, 2009 (the first business day of the current offering period). In the event the fair market value of our common stock is less than $18.79 per share on June 30, 2009, we will issue additional shares for the current offering period. During the 2009 Annual Meeting our stockholders will consider approving an amendment to increase the number of shares authorized for issuance under the ESPP by 7,000,000 shares and an amendment to increase the number of shares authorized for issuance under the IESPP by 1,500,000 shares. If the amendments are not approved, the plans will terminate.

(5)
Includes 12,500 shares issuable in connection with the current outstanding options assuming associates elect to use all of their savings under the 1997 United Kingdom Savings Related Share Option Plan to purchase options. Also includes 53,592 shares issuable in connection with current outstanding options under our 1997 United Kingdom Company Share Option Plan. We no longer grant options under either the 1997 United Kingdom Savings Related Share Option Plan or the 1997 United Kingdom Company Share Option Plan.

        The following two option plans have not been approved by our stockholders. We no longer issue any options under either plan, although options remain outstanding under each plan.

  1997 United Kingdom Savings Related Share Option Plan

        In August 1997, our Board adopted the 1997 United Kingdom Savings Related Share Option Plan (the "UK Savings Plan"), pursuant to which an aggregate of 1,687,500 shares of common stock may be issued to eligible associates whose employment relationship with Staples or a participating subsidiary is subject to United Kingdom income tax law. After August 2007, options were no longer granted pursuant to the UK Savings Plan. The UK Savings Plan, which was approved by the Department of Inland Revenue of the United Kingdom in December 1997, is designed to encourage eligible associates to save money and purchase shares of our common stock at a discounted price. We filed the UK Savings Plan with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

        Each associate, including an officer or director who is also an associate, may participate in the UK Savings Plan, provided he or she is eligible to participate in such plan under applicable United Kingdom tax law and (1) has been employed by us or a participating subsidiary for at least 90 continuous days on the invitation date or (2) is designated by our Board of Directors as an eligible associate.

        The UK Savings Plan, which is implemented through invitations, provides eligible associates with the opportunity to make monthly deductions from their pay of between 5 British pounds and 250 British pounds over a three-year period for investment in an interest bearing tax-free account. The associates' savings are used to purchase our common stock at a discounted price equal to 15% less than the fair market value of our common stock on the invitation date. Subject to limited exceptions, at the end of the three-year period, associates have six months to decide whether to withdraw their savings and guaranteed bonus in cash, purchase all of their options at the discounted price, or buy some of their options at the discounted price and keep some of the cash accumulation.

        The UK Savings Plan is administered by our Board of Directors and the Compensation Committee of our Board of Directors. Our Board of Directors and our Compensation Committee have the authority to make rules and regulations for the administration of the UK Savings Plan. Pursuant to the terms of the UK Savings Plan, our Board of Directors has appointed the Compensation Committee to administer certain aspects of the UK Savings Plan. Our Board of Directors may at any time amend or terminate the UK Savings Plan as long as the amendment or termination does not prejudice the rights of any participant without the prior consent of such participant. The UK Savings Plan contains provisions relating to the exercise or disposition of options in the event of the illness, disability, retirement, involuntary separation of service or death of the associate or a change-in-control, reconstruction or winding up of Staples.

        As of January 31, 2009, 119 associates have outstanding awards under the UK Savings Plan.

  1997 United Kingdom Company Share Option Plan

        In August 1997, our Board adopted the 1997 United Kingdom Company Share Option Plan (the "UK Option Plan"), pursuant to which stock options for up to 1,687,500 shares of our common stock could be granted to our associates and our subsidiaries' associates, other than executive officers and directors. On June 17, 2004, when our stockholders approved our Amended and Restated 2004 Stock Incentive Plan, we ceased granting stock options under the UK Option Plan. We used the UK Option Plan to compensate associates working in our United Kingdom businesses. Associates working in our United Kingdom businesses were also eligible to receive options under our stockholder-approved equity plans. We filed the UK Option Plan with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

        The UK Option Plan was designed to be approved by the United Kingdom's Department of Inland Revenue so that associates would not be obligated to pay income tax on the difference between the exercise price of the option and fair market value of our common stock at the option's exercise date. The Department of Inland Revenue approved the UK Option Plan in January 1998. Participants in the UK Option Plan could be granted, in the aggregate over the life of the UK Option Plan, up to 30,000 British pounds of tax-advantaged options. Eligible associates could receive additional non-tax advantaged options under the UK Option Plan.

        The UK Option Plan is administered by our Board. Our Board is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the UK Option Plan and to interpret the provisions of the UK Option Plan. Our Board of Directors may amend, suspend or terminate the UK Option Plan at any time. As noted above, our Board terminated the UK Option Plan, effective June 17, 2004, with respect to future awards. Our Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the UK Option Plan.

        Our Board or the Compensation Committee selected the recipients of options under the UK Option Plan and determined (1) the number of shares of our common stock covered by such options, (2) the dates upon which such options become exercisable (which is typically 25% on the first anniversary of the date of grant and 2.083% monthly thereafter), (3) the exercise price of options (which may not be less than the fair market value of our common stock on the date of grant), and (4) the duration of the options (which may not exceed 10 years). With respect to options granted within the 30,000 British pound limit, preferential tax treatment generally may only be obtained on the exercise of the option if the option is exercised after the third and before the tenth anniversary of the date of grant and more than three years after the previous exercise of an option which has received preferential tax treatment.

        Our Board is required to make appropriate adjustments in connection with the UK Option Plan and any outstanding options under the UK Option Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The UK Option Plan also contains provisions relating to the disposition of options in the event of a merger, consolidation, sale of all or substantially all of the assets, or liquidation of Staples.

        As of January 31, 2009, approximately 81 associates have outstanding awards under the UK Option Plan.

Compensation Committee Interlocks and Insider Participation

        During our 2008 fiscal year, Mr. Blank, Ms. Burton, Ms. Meyrowitz and Mr. Trust served on the Compensation Committee and were independent directors during such service. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee. In addition, none of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on our review of copies of reports filed by the directors, executive officers and beneficial owners of more than 10% of our common stock required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except that, due to an administrative oversight on the part of Staples, a portion of an initial director compensation equity grant for Ms. Smith was reported shortly after the two day deadline. In addition, Staples failed to file a Form 5 to record changes from direct to indirect holdings for Mr. Sargent in fiscal year 2007.

Securities and Exchange Commission Filings

        We file annual, quarterly and current reports, as well as other information with the Securities and Exchange Commission. You may read and copy any document that we file with the Securities and Exchange Commission at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. If you would like to receive a copy of our Annual Report on Form 10-K for our 2008 fiscal year, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Staples, Inc., 500 Staples Drive, Framingham, MA 01702, telephone (800) 468-7751, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

 Appendix A

STAPLES, INC.

AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of Staples, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of common stock of the Company ("Staples Common Stock"), commencing on November 1, 1998. Twenty-two million seven hundred fifty thousand (22,750,000) shares of Staples Common Stock in the aggregate have been approved for this purpose. Employees participating in the Plan may elect to purchase shares of Staples Common Stock, subject to any limitations that may be imposed by the Board of Directors (the "Board") or the Committee (as defined below).

        1.    Administration.    The Plan will be administered by the Committee on Employee Benefit Plans, as constituted pursuant to the terms of the Company's 401(k) Plan (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. In connection with the administration of the Plan, any two of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Executive Vice President — Human Resources of the Company, acting jointly, by and behalf of the Company, shall have the authority (a) to negotiate, fix and vary the terms of, and to execute and deliver, contracts, agreements, assignments, concessions, licenses, options and all other similar instruments, (b) to engage any agents or contractors, including banks, stock brokers and attorneys, (c) to amend the Plan, and (d) to otherwise do all acts and things necessary or suitable in connection with the exercise of any of the aforementioned powers; provided, that no such authorization shall extend to any amendment of the plan that increases the number of shares available for purchase under the Plan.

        2.    Eligibility.    Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Staples Common Stock under the Plan provided that:

          a.     they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          b.     they have been employed by the Company or a Designated Subsidiary for at least 90 days prior to enrolling in the Plan; and

          c.     they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on November 1, 1998, or the first business day thereafter (the "Offering Commencement Dates") and end on June 30, 1999. Thereafter, each July 1 and January 1 will be an Offering Commencement Date. Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Staples Common Stock at the end of the Plan Period. The first Plan Period will be eight (8) months and thereafter each Plan Period will be six (6) months ending on June 30 or December 31, as applicable. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by enrolling in such manner and at such time approved, from time to time, by the Board or the Committee, prior to the applicable Offering Commencement Date in said Offering. The enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes his enrollment in a manner prescribed by the Committee from time to time or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" shall mean regular earnings and sales rewards or other sales-related payments made to sales associates in lieu of commissions, and excluding payments for overtime, incentive compensation, shift premiums, bonuses, contributions to all employee fringe benefits plans (except employee contributions in lieu of cash earnings pursuant to any "cash or deferred plan" or "cafeteria plan"), allowances and reimbursements, income or gains on the exercise of Company stock options or stock appreciation rights, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Board.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of ten percent (10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in any whole percentage up to ten percent (10%). Each participating employee shall designate what percentage of his or her payroll deductions during the Offering shall be used to purchase Staples Common Stock upon the completion of such Offering, subject to any limits as may be imposed for such Offering by the Board or the Committee. Any change in compensation during the Plan Period will result in an automatic corresponding change in the dollar amount withheld.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Staples Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value (as defined below) of Staples Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.    Deduction Changes.    An employee may discontinue his payroll deduction once during any Plan Period, up to such deadline as may be established by the Board or the Committee, which deadline shall be prior to the close of business on the last business day in a Plan Period, in such manner permitted by the Board or Committee. However, an employee may not increase or decrease his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, amounts previously withheld will be refunded to the employee without interest.

        7.    Interest.    Interest will not be paid on any employee accounts.

        8.    Withdrawal of Funds.    An employee may at any time up to such deadline as may be established by the Board or the Committee, which deadline shall be prior to the close of business on the last business day in a Plan Period and, for any reason, permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares of Staples Common Stock (subject to any limits as may be imposed for such Offering by the Board or the Committee) as does not exceed the number of shares determined by dividing $12,500 by the Fair Market Value (as defined below) of Staples Common Stock on the Offering Commencement Date of such Plan Period; provided that, if the Plan Period is any period other than six months, then $12,500 shall be adjusted proportionately to reflect the length of the Plan Period.

        The purchase price for each share purchased will be 85% of the Fair Market Value (as defined below) of Staples Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever shall be less. For purposes of this Plan, "Fair Market Value" shall mean (a) the closing price on any national securities exchange on which Staples Common Stock is listed, (b) the closing price of Staples Common Stock on the NASDAQ National Market, or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Staples Common Stock were made on such a day, the price of

Staples Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of shares of Staples Common Stock (including fractional shares calculated up to 5 decimal places) reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for (but not in excess of the maximum number determined in the manner set forth above subject to any limits on such allocation as may be imposed by the Board or the Committee for such Offering.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

        10.    Issuance of Certificates.    Certificates representing shares of Staples Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee or in the name of the Plan with appropriate allocation to the participating employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death (a) to the executor, personal representative, or administrator of the employee's estate or (b) if no such executor, personal representative, or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Staples Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or to an account for his benefit.

        13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment in Case of Changes Affecting Staples Common Stock.    In the event of a subdivision or combination of outstanding shares of outstanding shares of Staples Common Stock, or the payment of a dividend of Staples Common Stock, the number of shares approved for this Plan, the share limitation set forth in Section 9, and the purchase price shall be adjusted proportionately. In the event of any other change affecting Staples Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of such shares of Staples Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Staples Common Stock, shares of such stock or other securities as the holders of shares of Staples Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

        18.    Insufficient Shares.    In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering exceeds the maximum number of shares available for purchase in such Offering (as specified by the Board or the Committee), the Board or the Committee will allot the shares available on a pro rata basis or in such other manner as it, in its sole discretion, deems appropriate.

        19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20.    Governmental Regulations.    The Company's obligation to sell and deliver Staples Common Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        21.    Governing Law.    The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

        22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Staples Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24.    Effective Date and Approval of Shareholders.    The Plan shall take effect on November 1, 1998 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

        25.    Dividends on Shares Purchased under the Plan.    Each employee who enrolls in the Plan agrees, for so long as shares of Staples Common Stock purchased by the employee at any time under the Plan (the "Purchased Shares") are held by the employee in an account with a bank, transfer agent, or other financial institution designated by the Company to hold the Purchased Shares (the "Financial Institution"), to (1) participate in the Staples dividend reinvestment program maintained by the Financial Institution (the "DRIP") such that the employee shall receive, in lieu of any cash dividend paid or payable by the Company with respect to the employee's Purchased Shares that are held in an account with the Financial Institution (the "Captive Shares"), shares of Staples Common Stock (including any fractional shares) pursuant to the terms of the DRIP, and (2) allow the Company to take all reasonably necessary and appropriate actions to ensure that the amount of any cash dividend paid or payable by the Company with respect to the employee's Captive Shares is paid in the form of Staples Common Stock instead of cash.

 Appendix B

STAPLES, INC.

AMENDED AND RESTATED
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries of Staples, Inc. (the "Company") with opportunities to purchase common stock of the Company ("Staples Common Stock"), commencing on July 1, 2000. Two million seven hundred seventy five thousand (2,775,000) shares of Staples Common Stock have been approved for this purpose. Employees participating in the Plan may elect to purchase shares of Staples Common Stock, subject to any limitations that may be imposed by the Board of Directors (the "Board") or the Committee (as defined below).

        1.    Administration.    The Plan will be administered by the Committee on Employee Benefit Plans, as constituted pursuant to the terms of the Company's 401(k) Plan (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. In connection with the administration of the Plan, any two of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Executive Vice President — Human Resources of the Company, acting jointly, by and behalf of the Company, shall have the authority (a) to negotiate, fix and vary the terms of, and to execute and deliver, contracts, agreements, assignments, concessions, licenses, options and all other similar instruments, (b) to engage any agents or contractors, including banks, stock brokers and attorneys, (c) to amend the Plan, and (d) to otherwise do all acts and things necessary or suitable in connection with the exercise of any of the aforementioned powers; provided, that no such authorization shall extend to any amendment of the plan that increases the number of shares available for purchase under the Plan.

        2.    Eligibility.    All employees of any non-U.S., non-Canadian, non-Netherlands subsidiary of the Company as of July 1, 2000, of any Netherlands subsidiary as of January 1, 2001, of any Canadian subsidiary as of July 1, 2004 and any other subsidiary designated by the Board or the Committee from time to time (each, a "Subsidiary"), including any Director who is an employee of a Subsidiary, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Staples Common Stock under the Plan provided that:

          a.     they have been employed by the Subsidiary for at least 90 days prior to enrolling in the Plan;

          b.     they are employees of the Subsidiary on the first day of the applicable Plan Period (as defined below); and

          c.     they meet any other requirements imposed from time to time by the Board or the Committee on employees of one or more Subsidiaries.

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on July 1, 2000, or the first business day thereafter (the "Offering Commencement Dates") and end on December 31, 2000. Thereafter, each July 1 and January 1 will be an Offering Commencement Date. Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Staples Common Stock at the end of the Plan Period. The first Plan Period will be six (6) months and thereafter each Plan Period will be six (6) months ending on June 30 or December 31. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4.    Participation.

          a.    Enrollment.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by enrolling, in such manner and at such time approved, from time to time, by the

  Board or the Committee, prior to the applicable Offering Commencement Date in said Offering. The enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes his enrollment in a manner prescribed by the Committee from time to time or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" shall be defined by the Board or the Committee from time to time, but until modified shall mean regular earnings and sales rewards or other sales-related payments made to sales associates in lieu of commissions, and excluding payments for overtime, incentive compensation, shift premiums, bonuses, contributions to all employee fringe benefit plans (except employee contributions in lieu of cash earnings pursuant to any "cash or deferred plan" or "cafeteria plan"), allowances and reimbursements, income or gains on the exercise of Company stock options, or stock appreciation rights, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Board.

          b.    Tax Withholding Authorized.    The enrollment of each employee shall constitute such participating employee's authorization of his or her employer, to the extent permitted by applicable law, to deduct from such employee's compensation in the relevant month or months (or subsequent months, if appropriate) any amount appropriate for the payment or reimbursement of any tax liability payable by such employee with respect to the grant or exercise of the options hereunder, or the sale of any stock acquired through the exercise of such option.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any amount up to a maximum of ten percent (10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in any whole percentage up to ten percent (10%). Each participating employee shall designate what percentage of his or her payroll deductions during the Offering shall be used to purchase Staples Common Stock upon the completion of such Offering, subject to any limits as may be imposed for such Offering by the Board or the Committee. Any change in compensation during the Plan Period will result in an automatic corresponding change in the amount withheld. The payroll deductions shall be made in the applicable local currency and will be converted into United Stated currency at the prevailing rate of exchange in effect on the date determined by the Board or the Committee from time to time. All amounts deducted may be transferred to an account of the Company or the Subsidiary outside the country in which such employee is employed.

        The Board or the Committee may permit direct contributions by eligible employees of a Subsidiary instead of payroll deductions if it determines such action to be advisable, and on such terms as it deems advisable. In the event that such direct contributions are permitted, the Board or Committee may modify other terms of this Plan to reflect such direct contributions.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Staples Common Stock under this Plan and any other employee stock purchase plan of the Company and its subsidiaries (as defined by the Board or the Committee), to accrue at a rate which exceeds $25,000 of the Fair Market Value (as defined below) of Staples Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time. Options granted during any Plan Period to all officers and Directors of the Company shall not equal or exceed fifty percent (50%) of the total Options granted during such Plan Period.

        6.    Deduction Changes.    An employee may discontinue his payroll deduction once during any Plan Period, up to such deadline as may be established by the Board or the Committee, prior to the close of business on the last business day, in such manner as may be permitted by the Board or Committee. However, an employee may not increase or decrease his payroll deduction, during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, amounts previously withheld will be refunded to the employee without interest. The refund will be made in the currency in which such Participant's deductions were originally made or, if such employee is employed in a country which maintains a fixed exchange rate between its local currency and the Euro, there may be repayment in Euros ("Payment in Euros").

        7.    Interest.    Interest will not be paid on any employee accounts.

        8.    Withdrawal of Funds.    An employee may at any time up to such deadline as may be established by the Board or the Committee, which deadline shall be prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in the employee's account (which will be paid in the local currency or, at the discretion of the Board or the Committee, there may be Payment in Euros), and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares of Staples Common Stock (subject to any limits as may be imposed for such Offering by the Board or the Committee) as does not exceed the number of shares determined by dividing $12,500 by the Fair Market Value (as defined below) of Staples Common Stock on the Offering Commencement Date of such Plan Period; provided that, if the Plan Period is any period other than six months, then $12,500 shall be adjusted proportionately to reflect the length of the Plan Period.

        The purchase price for each share purchased will be 85% of the Fair Market Value (as defined below) of Staples Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever shall be less. For purposes of this Plan, "Fair Market Value" shall mean (a) the closing price on any national securities exchange on which Staples Common Stock is listed, (b) the closing price of Staples Common Stock on the NASDAQ National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Staples Common Stock were made on such a day, the price of Staples Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of shares of Staples Common Stock (including fractional shares calculated up to 5 decimal places) reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, in United States currency as of that date, but not in excess of the maximum number determined in the manner set forth above, subject to any limits on allocation as may be imposed by the Board or the Committee for such Offering.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee in the local currency or there may be Payment in Euros.

        10.    Issuance of Certificates.    Certificates representing shares of Staples Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee or in the name of the Plan with appropriate allocation to the participating employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.    Rights on Retirement Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death (a) to the executor, personal representative, or administrator of the employee's estate or (b) if no such executor, personal representative, or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Subsidiary, the employee shall be treated hereunder as a Terminating Employee.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Staples Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or to an account for his benefit.

        13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    To the extent consistent with applicable law, all funds received or held by the Company or any Subsidiary under this Plan may be combined with other corporate funds and may be used for any corporate purpose and moved outside the country in which they are deducted from payroll.

        15.    Adjustment in Case of Changes Affecting Staples Common Stock.    In the event of a subdivision or combination of outstanding shares of Common Stock, or the payment of a dividend of Staples Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, and the purchase price shall be adjusted proportionately. In the event of any other change affecting Staples Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of such shares of Staples Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Staples Common Stock, shares of such stock or other securities as the holders of shares of Staples Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect.

        18.    Insufficient Shares.    In the event that the total number of shares of Staples Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering exceeds the maximum number of shares available for purchase in such Offering (as specified by the Board or the Committee), the Board or the Committee will allot the shares available on a pro rata basis or in such other manner as it, in its sole discretion, deems appropriate.

        19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded in local currency or there may be Payment in Euros.

        20.    Governmental Regulations.    The Company's obligation to sell and deliver Staples Common Stock under this Plan is subject to approval of all applicable governmental authorities required in connection with the authorization, issuance or sale of such stock.

        21.    Governing Law.    The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by U.S. federal law or other applicable law.

        22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Staples Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan within such period as the Committee or Board may require from time to time.

        24.    Effective Date.    The Plan shall take effect on July 1, 2000.

        25.    Dividends on Shares Purchased under the Plan.    Each employee who enrolls in the Plan agrees, for so long as shares of Staples Common Stock purchased by the employee at any time under the Plan (the "Purchased Shares") are held by the employee in an account with a bank, transfer agent, or other financial institution designated by the Company to hold the Purchased Shares (the "Financial Institution"), to (1) participate in the Staples dividend reinvestment program maintained by the Financial Institution (the "DRIP") such that the employee shall receive, in lieu of any cash dividend paid or payable by the Company with respect to the employee's Purchased Shares that are held in an account with the Financial Institution (the "Captive Shares"), shares of Staples Common Stock (including any fractional shares) pursuant to the terms of the DRIP, and (2) allow the Company to take all reasonably necessary and appropriate actions to ensure that the amount of any cash dividend paid or payable by the Company with respect to the employee's Captive Shares is paid in the form of Staples Common Stock instead of cash.

ATTN: INVESTOR RELATIONS

500 STAPLES DRIVE

FRAMINGHAM, MA 01702

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Staples, Inc. in mailing proxy materials and conserve natural resources, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery or access, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Staples, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STAPLES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES LISTED BELOW, “FOR” ITEMS 2, 3 AND 4, AND “AGAINST” ITEM 5.

1.	To elect twelve directors to serve for a one-year term expiring at the 2010 Annual Meeting of Stockholders

	Nominees:		For	Against	Abstain

	1a.	Basil L. Anderson	☐	☐	☐

1b.	Arthur M. Blank	☐	☐	☐
1c.	Mary Elizabeth Burton	☐	☐	☐
1d	Justin King	☐	☐	☐
1e.	Carol Meyrowitz	☐	☐	☐
1f.	Rowland T. Moriarty	☐	☐	☐
1g.	Robert C. Nakasone	☐	☐	☐
1h.	Ronald L. Sargent	☐	☐	☐
1i.	Elizabeth A. Smith	☐	☐	☐
1j.	Robert E. Sulentic	☐	☐	☐
1k.	Vijay Vishwanath	☐	☐	☐
1l.	Paul F. Walsh	☐	☐	☐

		For	Against	Abstain

2.	To approve an amendment to Staples’ Amended and Restated 1998 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance from 15,750,000 to 22,750,000.	☐	☐	☐
3.	To approve an amendment to Staples’ Amended and Restated International Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance from 1,275,000 to 2,775,000.	☐	☐	☐
4.	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.	☐	☐	☐
5.	To act on a shareholder proposal regarding the reincorporation of Staples, Inc. in North Dakota.	☐	☐	☐
6.	In the discretion of the persons named in this proxy, to act upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).  If no direction is made, this proxy will be voted FOR all director nominees listed above, FOR items 2, 3 and 4, and AGAINST item 5.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report (including the Form 10-K) are available at www.proxyvote.com.

STAPLES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2009

The stockholder(s), revoking all prior proxies, hereby appoint(s) Ronald L. Sargent, John J. Mahoney and Kristin A. Campbell, and each of them individually, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staples, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m., local time, on June 9, 2009, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5.  THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 5 — SHAREHOLDER PROPOSAL ON REINCORPORATION
5 — Reincorporate in a Shareowner-Friendly State
Board's Statement in Opposition
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Peer Group Companies
SUMMARY COMPENSATION TABLE
All Other Compensation
GRANTS OF PLAN-BASED AWARDS FOR 2008 FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED DURING 2008 FISCAL YEAR
NONQUALIFIED DEFERRED COMPENSATION FOR 2008 FISCAL YEAR
Fiscal 2008 Termination and Change-in-Control Scenarios
EQUITY COMPENSATION PLAN INFORMATION AT 2008 FISCAL YEAR END
  Appendix A
STAPLES, INC. AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
  Appendix B
STAPLES, INC. AMENDED AND RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN